Exhibit 4.1



                                 CREDIT AGREEMENT

                            Dated as of May 31, 1996



                          FIRSTAR BANK MILWAUKEE, N.A.,
                           THE NORTHERN TRUST COMPANY
                                       AND
                          HARRIS TRUST AND SAVINGS BANK
                            (collectively, "Lenders")

                                       and

                             LACROSSE FOOTWEAR, INC.
                                  ("Borrower")

                                       and

                          FIRSTAR BANK MILWAUKEE, N.A.,
                               as agent to Lenders
                                    ("Agent")

                                TABLE OF CONTENTS
                                                                         PAGE

   SECTION 1   DEFINITIONS AND TERMS . . . . . . . . . . . . . . . . . .    1
        1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . .    1
        1.2  Accounting and Financial Determinations . . . . . . . . . .   10
        1.3  Interpretation  . . . . . . . . . . . . . . . . . . . . . .   10
        1.4  Other Terms . . . . . . . . . . . . . . . . . . . . . . . .   10

   SECTION 2   AMOUNTS AND TERMS OF OBLIGATIONS  . . . . . . . . . . . .   11
        2.1  Revolving Loans . . . . . . . . . . . . . . . . . . . . . .   11
        2.2  Letters of Credit . . . . . . . . . . . . . . . . . . . . .   12
        2.3  Commercial Paper Transactions . . . . . . . . . . . . . . .   13
        2.4  Interest After Event of Default . . . . . . . . . . . . . .   13
        2.5  Loan Account  . . . . . . . . . . . . . . . . . . . . . . .   13
        2.6  Payment on Nonbusiness Days . . . . . . . . . . . . . . . .   14
        2.7  Prepayments . . . . . . . . . . . . . . . . . . . . . . . .   14
        2.8  Effect of Regulatory Change . . . . . . . . . . . . . . . .   14
        2.9  No Obligation to Extend or Forbear  . . . . . . . . . . . .   14
        2.10 Term Loans  . . . . . . . . . . . . . . . . . . . . . . . .   15
        2.11 LIBOR Rate Restrictions . . . . . . . . . . . . . . . . . .   15
        2.12 Funding Procedures  . . . . . . . . . . . . . . . . . . . .   16

   SECTION 3   REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . .   17
        3.1  Organization, Qualification and Subsidiaries  . . . . . . .   17
        3.2  Financial Statements  . . . . . . . . . . . . . . . . . . .   17
        3.3  Authorization . . . . . . . . . . . . . . . . . . . . . . .   18
        3.4  Absence of Conflicting Obligations  . . . . . . . . . . . .   18
        3.5  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
        3.6  Absence of Litigation . . . . . . . . . . . . . . . . . . .   18
        3.7  Accuracy of Information . . . . . . . . . . . . . . . . . .   19
        3.8  Ownership of Property . . . . . . . . . . . . . . . . . . .   19
        3.9  Federal Reserve Regulations . . . . . . . . . . . . . . . .   19
        3.10 ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
        3.11 Investment Company Act  . . . . . . . . . . . . . . . . . .   20
        3.12 Foreign Assets Control Regulations  . . . . . . . . . . . .   20
        3.13 No Defaults . . . . . . . . . . . . . . . . . . . . . . . .   20
        3.14 Environmental Laws  . . . . . . . . . . . . . . . . . . . .   20
        3.15 Labor Matters . . . . . . . . . . . . . . . . . . . . . . .   20

   SECTION 4   CONDITIONS PRECEDENT TO OBLIGATIONS . . . . . . . . . . .   21
        4.1  Initial Obligations . . . . . . . . . . . . . . . . . . . .   21
        4.2  Subsequent Obligations  . . . . . . . . . . . . . . . . . .   22

   SECTION 5   AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . .   22
        5.1  Corporate Existence; Compliance With Laws; Maintenance of
             Business; Taxes . . . . . . . . . . . . . . . . . . . . . .   22
        5.2  Maintenance of Property; Insurance  . . . . . . . . . . . .   23
        5.3  Financial Statements  . . . . . . . . . . . . . . . . . . .   23
        5.4  Inspection of Property and Records  . . . . . . . . . . . .   25
        5.5  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . .   25
        5.6  Comply With, Pay and Discharge All Notes, Mortgages Deeds
             of Trust and Leases . . . . . . . . . . . . . . . . . . . .   25
        5.7  Environmental Compliance  . . . . . . . . . . . . . . . . .   25
        5.8  Fees and Costs  . . . . . . . . . . . . . . . . . . . . . .   26
        5.9  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . .   27

   SECTION 6   NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . .   27
        6.1  Sale of Assets, Consolidation, Merger, Etc  . . . . . . . .   27
        6.2  Indebtedness  . . . . . . . . . . . . . . . . . . . . . . .   28
        6.3  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
        6.4  Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . .   28
        6.5  Loans, Investments  . . . . . . . . . . . . . . . . . . . .   29
        6.6  Compliance with ERISA . . . . . . . . . . . . . . . . . . .   29
        6.7  Affiliates  . . . . . . . . . . . . . . . . . . . . . . . .   30
        6.8  Consolidated Tangible Net Worth . . . . . . . . . . . . . .   30
        6.9  Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . .   30
        6.10 Current Ratio . . . . . . . . . . . . . . . . . . . . . . .   30
        6.11 Interest Coverage Ratio . . . . . . . . . . . . . . . . . .   30

   SECTION 7   EVENTS OF DEFAULT; RIGHTS AND REMEDIES  . . . . . . . . .   30
        7.1  Events of Default Defined . . . . . . . . . . . . . . . . .   30
        7.2  Remedies Upon Event of Default  . . . . . . . . . . . . . .   32

   SECTION 8 MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .   34
        8.1  Assignability; Successors . . . . . . . . . . . . . . . . .   34
        8.2  Survival  . . . . . . . . . . . . . . . . . . . . . . . . .   34
        8.3  Governing Law . . . . . . . . . . . . . . . . . . . . . . .   34
        8.4  Counterparts; Headings  . . . . . . . . . . . . . . . . . .   34
        8.5  Entire Agreement  . . . . . . . . . . . . . . . . . . . . .   34
        8.6  No Waiver . . . . . . . . . . . . . . . . . . . . . . . . .   34
        8.7  Notices . . . . . . . . . . . . . . . . . . . . . . . . . .   34
        8.8  Severability  . . . . . . . . . . . . . . . . . . . . . . .   35
        8.9  Further Assurances  . . . . . . . . . . . . . . . . . . . .   36
        8.10 Conflicts and Ambiguities . . . . . . . . . . . . . . . . .   36
        8.11 Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . .   36
        8.12 Submission to Jurisdiction  . . . . . . . . . . . . . . . .   36
        8.13 WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . .   36
        8.14 Assignments; Participations . . . . . . . . . . . . . . . .   37
        8.15 Materiality . . . . . . . . . . . . . . . . . . . . . . . .   37

   SECTION 9   RELATIONSHIP OF AGENT AND LENDERS . . . . . . . . . . . .   38
        9.1  Appointment . . . . . . . . . . . . . . . . . . . . . . . .   38
        9.2  Powers  . . . . . . . . . . . . . . . . . . . . . . . . . .   38
        9.3  Action on Instructions of Lender  . . . . . . . . . . . . .   38
        9.4  Amendments  . . . . . . . . . . . . . . . . . . . . . . . .   39
        9.5  Application of Payments . . . . . . . . . . . . . . . . . .   39
        9.6  General Immunity  . . . . . . . . . . . . . . . . . . . . .   40
        9.7  No Responsibility for Loans, Recitals, Etc. . . . . . . . .   40
        9.8  Employment of Agents and Counsel  . . . . . . . . . . . . .   40
        9.9  Reliance on Documents, Counsel  . . . . . . . . . . . . . .   40
        9.10 Inspections . . . . . . . . . . . . . . . . . . . . . . . .   41
        9.11 Agent's Reimbursement and Indemnification . . . . . . . . .   41
        9.12 Rights as a Lender  . . . . . . . . . . . . . . . . . . . .   41
        9.13 Lenders Credit Decision . . . . . . . . . . . . . . . . . .   41
        9.14 Successor Agent . . . . . . . . . . . . . . . . . . . . . .   42
        9.15 Noteholders . . . . . . . . . . . . . . . . . . . . . . . .   42

                                    EXHIBITS

   Exhibit A-1 -  Revolving Credit Note from Borrower to Firstar

   Exhibit A-2 -  Revolving Credit Note from Borrower to Northern

   Exhibit A-3 -  Revolving Credit Note from Borrower to Harris

   Exhibit B-1 -  Term Note from Borrower to Firstar

   Exhibit B-2 -  Term Note from Borrower to Northern

   Exhibit B-3 -  Term Note from Borrower to Harris


                                    SCHEDULES

   Schedule 3.1   Subsidiaries

   Schedule 3.5   Tax Disputes

                                CREDIT AGREEMENT

        THIS CREDIT AGREEMENT is made and entered into as of this 31st day of May, 1996, by and among LaCrosse Footwear, Inc. ("Borrower"), a Wisconsin corporation, which has its principal office at 1319 St. Andrew Street, La Crosse, Wisconsin 54603, and Firstar Bank Milwaukee, N.A. ("Firstar"), a national banking association, which has its principal office at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, The Northern Trust Company ("Northern"), which has its principal office at 50 South LaSalle Street, Chicago, Illinois 60675 and Harris Trust and Savings Bank ("Harris"), an Illinois banking corporation, which has its principal office at 111 West Monroe Street, Chicago, Illinois 60603 (Firstar, Northern and Harris are individually referred to as a "Lender" and collectively as "Lenders"), and Firstar as agent to Lenders ("Agent").


                                    RECITALS


        A. Firstar and Borrower entered into that certain Revolving Credit Agreement dated as of October 7, 1994, as amended pursuant to that certain First Amendment to Revolving Credit Agreement dated February 1, 1995 (the "Original Credit Agreement").

        B. Borrower has requested that Lenders extend to it a credit not to exceed $50,000,000 in the form of Revolving Loans (including Letters of Credit in an aggregate principal amount not to exceed $10,000,000) and Term Loans in an aggregate principal amount not to exceed $12,500,000.

        C.   Lenders have agreed to extend credit to Borrower   on all of the
   terms and conditions contained in this Agreement. This Agreement shall, in all respects, supersede the Original Credit Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    AGREEMENT


             SECTION 1   DEFINITIONS AND TERMS


        1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

        "Affiliate" of a Person shall mean any (a) director, officer or employee of the Person, or (b) Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if the controlling Person directly or indirectly, either individually or together with (in the case of an individual) his spouse, lineal descendants and ascendants and brothers or sisters by blood or adoption or spouses of such descendants, ascendants, brothers and sisters, owns ten percent or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct, or cause the direction of, the management or policies of the second Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

        "Agreement" shall mean this Credit Agreement, as amended, supplemented, modified or extended from time to time.

        "Borrowing Date" shall have the meaning assigned in Section 2.1(c).

        "Business Day" shall mean a day other than a Saturday or Sunday on which banks are open for business in Milwaukee, Wisconsin and Chicago, Illinois; provided, however, that for purposes of LIBOR Rate Loans, the term "Business Day" shall mean only those days on which dealings in U.S. dollar deposits are carried out by U.S. financial institutions in the London interbank market.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        "Commercial Paper Transactions" shall mean transactions where Firstar has agreed to accept requests from Borrower for the issuance of
   Borrower's commercial paper through   Firstar, pursuant to Section 2.3.

        "Consolidated Indebtedness" at any date of determination shall mean the total amount of all Indebtedness of Borrower and its Subsidiaries as of the end of the month immediately preceding the date on which such determination is made.

        "Consolidated Net Income (Net Loss)" shall mean, for any period, the net after-tax income (or net loss) of Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, excluding the after-tax effect of the sum of (a) any net earnings of any Subsidiary which are unavailable for the payment of dividends by the Borrower, (b) interest in any net earnings of Persons in which Borrower has an ownership interest, other than Subsidiaries, not actually received by the Borrower,
   (c) gains or losses arising from a write-up of assets subsequent to the date hereof, (d) gains or losses arising from the acquisition of any securities of Borrower or any Subsidiary, (e) gains or losses (net of any tax effect) resulting from the sale of any investments or capital assets,
   (f) amortization of any deferred credit arising from the acquisition of any Person or in the property or assets of any Person, (g) earnings of any Subsidiary prior to the date it became a Subsidiary, (h) earnings of any Person acquired by Borrower or any Subsidiary through purchase, merger or consolidation or otherwise for any period prior to the date of acquisition, and (i) proceeds of any life insurance policies payable to Borrower or any Subsidiary.

        "Consolidated Tangible Assets" at any date of determination shall mean the total amount of all assets of Borrower and its Subsidiaries as of the end of the month immediately preceding the date on which such determination is made, determined in accordance with GAAP, less all Intangible Assets.

        "Consolidated Tangible Net Worth" shall be determined on a consolidated basis in accordance with GAAP and shall mean the excess, if any, of all Consolidated Tangible Assets over all Consolidated
   Indebtedness.

        "Current Assets" shall mean all assets which would appear as current assets on the consolidated balance sheet of Borrower and its Subsidiaries under GAAP.

        "Current Liabilities" shall mean all liabilities which would appear as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries under GAAP or which otherwise constitute Indebtedness of Borrower or its Subsidiaries payable on demand or payable within one year (including, without limitation, all outstanding Loans, customers' advances and progress billings on contracts).

        "Default" shall mean an Event of Default or an event which with the giving of notice or the passage of time or both would constitute an Event of Default.

        "Employee Plan" shall mean any savings, profit sharing, or retirement plan or any deferred compensation contract or other plan maintained for employees of Borrower or its Subsidiaries and covered by Title IV of ERISA, including, without limitation, any "multiemployer plan" as defined in ERISA.

        "Environmental Law" shall mean any local, state or federal law or other statute, law, ordinance, rule, code, regulation, decree or order governing, regulating or imposing liability or standards of conduct concerning the use, treatment, generation, storage, disposal or other handling or release of any Hazardous Substance.

        "Environmental Liability" shall mean all liability arising under, resulting from, or imposed by any Environmental Law.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, together with the regulations and published interpretations thereunder, in each case as in effect from time to time.

        "Event of Default" shall have the meaning assigned in Section 7.1.

        "GAAP" shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition, results of operations and cash flows of a Person.

        "Government Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled through stock or capital ownership or otherwise, by any of the foregoing.

        "Hazardous Substance" shall mean any pollutant, contaminant, waste or toxic or hazardous chemicals, wastes or substances, including, without limitation, asbestos, urea formaldehyde insulation, petroleum, PCB's, air pollutants, water pollutants, and other substances defined as hazardous substances or toxic substances in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.
   Section  9061 et seq., Hazardous Materials Transportation Act, 49 U.S.C.
   Section  1802, the Resource Conservation and Recovery Act, 42 U.S.C.
   Section 6901 et seq., the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. Section 2601 et seq., the Solid Waste Disposal Act, 42 U.S.C. Section 3251 et seq., the Clean Air Act, 42 U.S.C. Section 1857 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq, Chapter 144 of the Wisconsin Statutes, or any other statute, rule, regulation or order of any Government Authority having jurisdiction over the control of such wastes or substances, including without limitation the United States Environmental Protection Agency, the United States Nuclear Regulatory Agency, the State of Wisconsin and the LaCrosse County Department of Health.

        "Indebtedness" shall mean all liabilities or obligations of a Person which would, in accordance with GAAP, be included on the liability portion of a balance sheet, and shall include, without limitation, all: (a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services for which the Person is liable, contingently or otherwise, as obligor, guarantor or otherwise; (c) any commitment by which the Person assures a creditor against loss (other than contingent reimbursement obligations with respect to letters of credit);
   (d) obligations which are evidenced by notes, acceptances or other instruments; (e) indebtedness guaranteed in any manner by the Person, including without limitation guaranties in the form of an agreement to repurchase or reimburse; (f) obligations under leases which are or should be, in accordance with GAAP, recorded as capital leases for which obligations the Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations the Person assures a creditor against loss; (g) any unfunded obligation of the Person to an Employee Plan; and (h) all liabilities secured by any Lien on any Property owned by the Person even though that Person has not assumed or otherwise become liable for the payment thereof.

        "Intangible Assets" shall mean: (a) any goodwill, patents, trademarks, trade names, copyrights, operating rights, organizational or developmental expenses, unamortized debt discount or expense, unamortized deferred charges, and other assets properly classified as intangible assets in accordance with GAAP; (b) any write-ups of assets not in accordance with GAAP; (c) any treasury stock; and (d) all investments in foreign Affiliates and unconsolidated domestic Affiliates.

        "Letters of Credit" shall mean the face amount of all standby and import letters of credit issued by Agent, for the ratable account of Lenders, at the request of Borrower for its account pursuant to Section 2.2.

        "Leverage Ratio" shall mean the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth.

        "LIBOR Index Rate" shall mean with respect to a LIBOR Rate  Loan for
   any Loan Period, the rate of interest per annum   determined by  Agent to
   be the rate for the applicable Loan Period set forth in Federal Reserve publication H.15(519) under the caption "Eurodollar Deposits" (London) for the day two Business Days prior to the first day of the applicable Loan Period. If such rate is not published in Federal Reserve publication H.15(519) as of the calculation date for a Loan Period, then the applicable LIBOR Rate shall be the average of the rates per annum (rounded up to the next whole multiple of 1/100 of 1%) at which deposits for a period of time equal or comparable to the applicable Loan Period in immediately available funds in United States dollars are offered to Agent two Business Days prior to the beginning of such Loan Period by at least three major banks in the London interbank eurodollar market at or about 10:00 a.m. London time for delivery on the first day of such Loan Period.

        "LIBOR Rate" shall mean the LIBOR Index Rate plus the LIBOR Spread in effect at the beginning of the Loan Period.

        "LIBOR Rate Loans" shall mean Revolving Loans and Term Loans for which Borrower has selected the LIBOR Rate as the base rate of interest under Sections 2.1 and 2.10.

        "LIBOR Spread" shall mean an amount equal to either: (a) .75% per annum, in the case of Revolving Loans, and 1.0% per annum, in the case of Term Loans, if the Leverage Ratio is less than 1.00 to 1 as of the end of Borrower's then most recently completed fiscal year; or (b) 1.00% per annum, in the case of Revolving Loans, and 1.25% per annum, in the case of Term Loans, if the Leverage Ratio is equal to or greater than 1.00 to 1 as of the end of Borrower's then most recently completed fiscal year.

        "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), deed of trust, charge, preference, priority, security interest or other security agreement or preferential arrangement of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction.

        "Loan Account" shall mean an account on the books of   Agent in which
   Agent will record, pursuant to Section 2.4, Obligations and other advances made by Lenders to Borrower, payments made upon such
   Obligations and other advances, and other debits and credits pertaining to
   the   Obligations.

        "Loan Period" shall mean with respect to each LIBOR Rate Loan, the period commencing on the date of such LIBOR Rate Loan and ending on any Business Day within a one-, two-, three-, four- or six-month period following the date of such LIBOR Rate Loan as Borrower may elect in the notice of borrowing under Section 2.1(c), provided that no Loan Period shall extend beyond the Termination Date.

        "Material Adverse Effect" shall mean: (a) a Default; (b) a material adverse change in the business, prospects or condition (financial or otherwise) of Borrower or in any of either entity's Property (c)any material impairment of the right to carry on the business as now or proposed to be conducted by Borrower or any of its Subsidiaries; or (d) any material impairment of the ability of Borrower to perform its obligations under this Agreement or the Related Documents.

        "Material Subsidiary" shall mean, as at any time of determination thereof, any Subsidiary (i) whose assets or liabilities constitute five percent (5%) or more of the Borrower or (ii) whose net income constitutes five percent (5%) or more of the Net Income of the Borrower, for the most recently completed fiscal year.

        "Maximum Available Commitment" shall mean an amount equal to the excess (if any) of (a) the Revolving Loan Commitment less (b) the aggregate unpaid principal amount outstanding of all Revolving Loans made by Lenders plus the face amount of all outstanding Letters of Credit and Commercial Paper Transactions.

        "Maximum Credit" shall mean the extension by Lenders to Borrower of aggregate obligations up to an amount not to exceed the Revolving Loan Commitment plus the Term Loans; provided that each of Lenders' independent obligations to extend credit is limited to the following amounts:

                  Lender              Amount

                  Firstar             $27,500,000
                  Northern            $17,500,000
                  Harris              $17,500,000

        "Net Income" or "Net Loss" shall mean, for any period, the net after-tax income (or net loss) of a Person on a consolidated basis determined in accordance with GAAP, excluding the after-tax effect of the sum of (a) any net earnings of any Subsidiary which are unavailable for the payment of dividends, (b) interest in any net earnings of Persons in which a Person has an ownership interest, other than Subsidiaries, not actually received,
   (c) gains arising from a write-up of assets, (d) gains arising from the acquisition of any securities of the Person or any Subsidiary, (e) gains resulting from the sale of any investments or capital assets, (f) amortization of any deferred credit arising from the acquisition of any Person or in the property or assets of any Person, (g) earnings of any Subsidiary prior to the date it became a Subsidiary, (h) earnings acquired by the Person or any Subsidiary through purchase, merger or consolidation or otherwise for any period prior to the date of acquisition, and (i) proceeds of any life insurance policies payable to the Person or any Subsidiary.

        "Notes" shall mean the Revolving Credit Notes and the Term Notes, and any note(s) or obligation(s) issued in substitution, replacement or renewal thereof.

        "Obligations" shall mean the Revolving Loans, the Term Loans, the Letters of Credit, Commercial Paper Transactions and all other
   Indebtedness of Borrower to Lenders and Agent under this Agreement and the Related Documents.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

        "Permitted Liens" shall have the meaning assigned in Section 6.3.

        "Person" shall mean an individual, partnership, corporation, firm, enterprise, business trust, joint stock company, trust, unincorporated association, joint venture, Government Authority or other entity of whatever nature.

        "Prime Rate" shall mean the interest rate publicly announced by Agent from time to time in Milwaukee, Wisconsin as its prime rate for interest rate determinations, which is solely a reference rate and may be at, above or below the rate or rates at which Agent lends to other Persons. Any change in the Prime Rate shall become effective as of the opening of business on the day on which such change is publicly announced
   by   Agent.

        "Property" shall mean any interest in any kind of property or asset, whether real, personal, mixed, tangible or intangible, wherever located, and whether now owned or subsequently acquired or arising and in the products, proceeds, additions and accessions thereof or thereto.

        "Pro Rata" shall mean ratably among Firstar, Northern and Harris in proportion to the ratio that their respective Maximum Credits bear to the aggregate Maximum Credit.

        "Rainfair Transaction" shall mean the purchase of substantially all assets of Rainfair, Inc., on the date hereof, by Rainco, Inc., pursuant to an Asset Purchase Agreement dated May 16, 1996 for a total purchase price of approximately $10,500,000; the total investment in Rainco, Inc. by the Borrower of approximately $9,250,000 consisting of:

        (a)  $1,250,000 for common stock;
        (b)  $500,000 for preferred stock; and
        (c)  $7,500,000 intercompany loan from the Borrower to Rainco, Inc.

        "Red Ball Transaction" shall mean the purchase of assets of Red Ball, Inc. by the Borrower, on May 21, 1996, for a purchase price of approximately $5,850,000 pursuant to an Asset Purchase Agreement dated as of April 26, 1996 among the Borrower, Red Ball, Inc. and Norcross Footwear, Inc.

        "Regulatory Change" shall mean the adoption or amendment, after the date of this Agreement, of any federal or state law, regulation, interpretation, direction, policy, guideline or court decision applicable to a Lender or the London interbank eurodollar market which increases the cost to a Lender of making or maintaining the Obligations or reduces the rate of return to a Lender (by reduction of principal, interest or otherwise) on the Obligations by subjecting such Lender to any tax, duty or other charge with respect to the Obligations, imposing any reserve requirement (except any reserve requirement reflected in the LIBOR Rate), affecting the treatment of any Obligation for purposes of calculating the appropriate amount of capital to be maintained by such Lender or any Person controlling such Lender, or imposing on such Lender any other condition affecting the Obligations.

        "Related Documents" shall mean the Revolving Credit Notes, the Term Notes, the Letters of Credit, and all other certificates, resolutions, or other documents including, without limitation, those evidencing Commercial Paper Transactions, required or contemplated hereunder.

        "Required Lenders" shall mean Lenders whose Maximum Credits aggregate 66.7% of the aggregate Maximum Credits.

        "Requirements of Law" shall mean as to any matter or Person, the Certificate or Articles of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law (including, without limitation, any Environmental Law), ordinance, treaty, rule, regulation, order, decree, determination or other requirement having the force of law relating to such matter or Person and, where applicable, any interpretation thereof by any Government Authority and where the failure to comply with any such requirement would have a Material Adverse Effect.

        "Revolving Credit Notes" shall mean the promissory notes from the Borrower to Firstar, Northern and Harris in the form of Exhibits A-1, A-2 and A-3, respectively, evidencing the Revolving Loans, as amended, supplemented, modified or extended from time to time.

        "Revolving Loan Commitment" shall mean an aggregate principal amount not to exceed $50,000,000, or such lesser amount to which the Revolving Loan Commitment is reduced under Section 2.1(e).

        "Subsidiary" shall mean as to any Person, a corporation of which shares of stock having voting power (other than stock having such power only by reason of the happening of a contingency that has not occurred) sufficient to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

        "Term Notes" shall mean the promissory notes from Borrower to Firstar, Northern and Harris in the form of Exhibits B-1, B-2 and B-3, respectively, evidencing the Term Loans, as amended, supplemented, modified or extended from time to time.

        "Termination Date" shall mean (a) as to the Revolving Loans, May 31, 1999, and (b) as to the Term Loans, December 31, 2001, or such earlier date on which the Obligations shall terminate as provided in Section 7.2.

        "UCC" shall mean the Uniform Commercial Code of the State of Wisconsin, as amended from time to time.

        1.2 Accounting and Financial Determinations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall be made on a consolidated basis so as to include Borrower and its Subsidiaries, if any, in each such calculation and, to the extent applicable and except as otherwise specified in this Agreement, shall be made in accordance with GAAP; provided, however, that if any change in GAAP from those applied in the preparation of the financial statements referred to in Section 5.3 is occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the American Institute of Certified Public Accountants (or its boards or committees or successors thereto or agencies with similar functions), the initial announcement of which change is made after the date hereof, results in a change in the method of calculation of financial covenants, standards or terms found in Section 6, the parties hereto agree to enter into good faith negotiations in order to amend such provisions so as to reflect such changes with the desired result that the criteria for evaluating Borrower's financial condition shall be the same after such changes as if such changes had not been made; and provided, further, that until such time as the parties hereto agree upon such amendments, such financial covenants, standards and terms shall be construed and calculated as though no change had taken place. When used herein, the term "financial statement" shall include balance sheets, statements of earnings, statements of stockholders' equity, statements of cash flows and the notes and schedules thereto, and each reference herein to a balance sheet or other financial statement of Borrower shall be to a statement prepared on a consolidated and consolidating basis, unless otherwise specified.

        1.3 Interpretation. The words "hereof," "herein" and "hereunder" and words of a similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, Schedule and Exhibit references (if any) contained in this Agreement are references to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition.

        1.4 Other Terms. Except as otherwise specifically provided, each accounting term used herein shall have the meaning given to it under GAAP, and all other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided in the UCC to the extent the same are used or defined therein unless the context otherwise requires. Terms defined in other Sections of this Agreement shall have the meanings set forth therein.


             SECTION 2   AMOUNTS AND TERMS OF OBLIGATIONS


        2.1  Revolving Loans.

             (a)  Prior to the Termination Date and so long as no  Default
        has occurred and is continuing,   Lenders agree, severally and not
        jointly, on the terms and conditions set forth in this Agreement to extend to Borrower revolving credit loans (collectively, the "Revolving Loans") from time to time in an amount not to exceed in the aggregate at any one time outstanding the Revolving Loan Commitment less the face amount of all outstanding Letters of Credit and Commercial Paper Transactions. Subject to the terms of this Agreement, Borrower may borrow, repay (in whole or in part) and reborrow the Revolving Loans prior to the Termination Date. The Revolving Loans made by Lenders shall be evidenced by the Revolving Credit Notes.

             (b) From the date of the first Revolving Loan and until all Revolving Loans are paid in full, Borrower shall pay all accrued and unpaid interest on the Revolving Loans on the first day of each month. Prior to an Event of Default, interest shall accrue on the aggregate unpaid principal amount from time to time outstanding under the Revolving Credit Notes at a rate per annum equal to (i) the applicable LIBOR Rate on each LIBOR Rate Loan, and (ii) the Prime Rate on all Revolving Loans which are not LIBOR Rate Loans. Interest shall be computed and adjusted daily based on the actual number of days elapsed in a year of 360 days. All outstanding unpaid principal and accrued interest on the Revolving Loans shall be due and payable on the Termination Date for Revolving Loans.

             (c) Borrower may obtain Revolving Loans by making a request therefor to Agent, orally or in writing (and upon receipt of such request, Agent shall promptly communicate such request to the Lenders). Such request shall specify a Business Day prior to the Termination Date for Revolving Loans on which such Revolving Loans are to be made (the "Borrowing Date"), shall be received by Agent by 2:00 p.m. (Milwaukee time) two Business Days before the Borrowing Date in the case of LIBOR Rate Loans or otherwise by 2:00 p.m. (Milwaukee time) of the Borrowing Date, and shall specify the amount of the Revolving Loans requested, whether the Revolving Loans are to be LIBOR Rate Loans and, if so, the requested Loan Period; provided, however, that, if Agent shall so request, Agent shall receive from Borrower a written confirmation in form acceptable to Agent confirming Borrower's Revolving Loan request within three days after any oral request for a Revolving Loan, and Lenders' obligations to make further Revolving Loans hereunder shall be suspended until such confirmation has been received by Agent. In the event of any inconsistency between the telephonic notice and the written confirmation thereof, (if requested by Agent) the telephonic notice shall control. Borrower shall be obligated to repay all Revolving Loans notwithstanding the failure of Agent to receive written confirmation (if requested by Agent), and notwithstanding the fact that the person requesting the Revolving Loan was not in fact authorized to do so. No Revolving Loan request shall be modified, altered or amended without the prior written consent of Agent. Each Revolving Loan shall be in the principal amount of the lesser of (i) $100,000 or a multiple thereof or (ii) the Maximum Available Commitment; provided, however, that Borrower may not request LIBOR Rate Loans in an amount less than $500,000 (and additional increments of $100,000) per request. Upon fulfillment of the conditions specified in Section 4.2, Agent shall promptly deposit the amount of such Revolving Loan in the general deposit account of Borrower maintained at Agent.

             (d) So long as no Default has occurred and is continuing, a Revolving Loan which is not a LIBOR Rate Loan may be converted into a LIBOR Rate Loan of at least $500,000 (and additional increments of $100,000) by notice from Borrower to Agent meeting the requirements of, Section 2.1(c). At the end of each respective Loan Period, LIBOR Rate Loans shall become Revolving Loans which are not LIBOR Rate Loans unless and until Borrower converts such Loans to LIBOR Rate Loans.

             (e) Borrower may, upon one Business Day's prior written notice to Agent, permanently reduce the aggregate amount of the Revolving Loan Commitment, such reduction which shall reduce each Lender's Maximum Credit ratably; provided that no such reduction shall reduce the aggregate amount of the Revolving Loan Commitment to an amount less than the aggregate unpaid principal balance of the Revolving Credit Notes on the effective date of such reduction. Each reduction in the Revolving Loan Commitment shall be in a minimum amount of $1,000,000 or a multiple thereof.

        2.2 Letters of Credit. Prior to the Termination Date for Revolving Loans and so long as no Default has occurred and is continuing, Agent, for the ratable account of the Lenders, may from time to time, in its sole and absolute discretion, issue Letters of Credit requested by Borrower. Borrower shall execute and deliver to Agent standard forms of agreements used by Agent for irrevocable or standby documentary Letters of Credit evidencing Borrower's contingent obligation to Lenders. All outstanding Letters of Credit shall expire not later than the earlier of one year from
   the date of issuance or the Termination Date for Revolving Loans.   In no
   event shall the aggregate face amount of outstanding Letters of Credit exceed $10,000,000. Drafts drawn upon Letters of Credit shall be treated as Revolving Loans and shall bear interest at the rate of interest payable upon the Revolving Loans which are not LIBOR Rate Loans. Agent shall promptly notify each Lender upon the issuance of a Letter of Credit and if a draw is made under a Letter of Credit.

        2.3 Commercial Paper Transactions. Prior to the Termination Date for Revolving Loans and so long as no Default has occurred and is continuing, Firstar, for its own account, may from time to time, in its sole and absolute discretion, accept requests from Borrower to issue Borrower's commercial paper through Firstar; provided, however, that (a) the aggregate face amount of all commercial paper issued through Firstar outstanding at any time shall not exceed $20,000,000, and (b) no commercial paper issued through Firstar shall be outstanding on or after the Termination Date for Revolving Loans. Draws upon Firstar with respect to commercial paper issued through Firstar hereunder shall be treated as Revolving Loans and shall bear interest at the rate of interest payable upon the Revolving Loans which are not LIBOR Rate Loans.

        2.4 Interest After Event of Default. After an Event of Default, each of the Obligations shall bear interest at the rate of 2% per annum in excess of the applicable rates set forth herein; provided, that in the case of a LIBOR Rate Loan the maturity of which is accelerated, such LIBOR Rate Loan shall bear interest for the remainder of the applicable Loan Period at a rate equal to 2% plus the higher, as of the date of acceleration, of the rate on the LIBOR Rate Loans or the rate on the Revolving Loans and Term Loans which are not LIBOR Rate Loans. In no event shall the interest rate under the Notes exceed the highest rate permitted by law.

        2.5  Loan Account.   Agent will enter as a debit to the Loan Account
   the aggregate principal amount of each Obligation as disbursed or issued from time to time by Agent, for the ratable account of Lenders. Agent
   shall also record in the Loan Account, in accordance with   Agent's
   customary accounting practices: accrued interest and all other charges, expenses and other items properly chargeable to Borrower hereunder or under the Related Documents; all payments made by Borrower with respect to the Obligations, if any; and all other appropriate debits and credits.
   The debit balance of the Loan Account shall reflect the amount of the Obligations and other appropriate charges hereunder. Not more frequently than once each month, Agent shall render a statement of account of the Loan Account (including a statement of the outstanding principal balance, Loan Period and applicable LIBOR Rate for each LIBOR Rate Loan), which statement shall be considered correct and accepted by Borrower and conclusively binding upon Borrower unless it notifies Agent to the contrary within 30 days of the mailing of such statement by Agent to Borrower; provided, however, that the failure of Agent to record any of the foregoing items in the Loan Account shall not limit or otherwise affect Borrower's obligation to repay the Obligations.

        2.6 Payment on Nonbusiness Days. Whenever any payment to be made hereunder or under the Related Documents shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest on the Notes.

        2.7  Prepayments.

             (a) Optional Prepayments. Borrower may at its option, at any time with respect to Revolving Loans and Term Loans that are not LIBOR Rate Loans and upon two days' prior written notice to Agent with respect to Revolving Loans and Term Loans that are LIBOR Rate Loans, prepay the Obligations, in whole or in part. Partial prepayments shall be in the principal amount of $50,000 (and additional increments of $10,000) or a multiple thereof, together with accrued interest to the date of prepayment on the amount prepaid. There shall be no prepayment premium or penalty except as provided in Section 2.11(b).

             (b) Mandatory Prepayment. At any time that the aggregate principal amount of Revolving Loans outstanding and the face amount of Letters of Credit and Commercial Paper Transactions outstanding hereunder exceeds the Revolving Loan Commitment, Borrower shall immediately pay to the Agent, for the ratable account of Lenders, the amount of such excess in immediately available funds, together with interest accrued on the amount of the payment.

        2.8 Effect of Regulatory Change. In the event of a Regulatory Change deemed by Agent in good faith to be material, Borrower shall pay to Agent, for the ratable account of Lenders (within ten days after notice by Agent to Borrower of such Regulatory Change) such amounts as Agent deems reasonably necessary to compensate Lenders for the increase in the cost of making or maintaining the Obligations or the reduction in the rate of return to Lenders on the Obligations resulting from the
   Regulatory Change.  If   Agent requests such a payment,  Agent shall
   provide Borrower with a certificate setting forth the computation of loss,
   cost, expense, or premium giving rise to the request for payment.   Agent
   agrees that it shall only enforce this clause to the extent it enforces clauses of similar import against other borrowers of similar standing.

        2.9 No Obligation to Extend or Forbear. Borrower acknowledges and agrees that Agent and Lenders (a) upon execution hereof, has no duty or obligation of any kind to, and have made no representations of any kind or nature that Lenders will, extend credit or any other kind of financial accommodations to Borrower after the Termination Date, or forbear at any time from the exercise of any of its rights or remedies under this Agreement, the Related Documents and applicable law, and (b) may at any time, in their sole and absolute discretion, exercise whatever rights and remedies Agent or Lenders may have under this Agreement, the Related Documents and applicable law. All Obligations shall be due in full on the applicable Termination Date without further demand.

        2.10 Term Loans.

             (a) On the date hereof, Lenders agree, severally and not jointly, to extend to Borrower term loans (collectively, the "Term Loans") and such Term Loans shall be subject to all of the terms of this Agreement. The Term Loans made by the Lenders pursuant hereto shall be evidenced by each Lender's respective Term Note. Amounts paid or prepaid on the Term Loans may not be reborrowed.

             (b) Borrower shall pay all accrued and unpaid interest on the Term Loans on the last Business Day of each month. Prior to an Event of Default, interest shall accrue on the aggregate unpaid principal amount from time to time outstanding under the Term Notes at a rate per annum equal to (i) the applicable LIBOR Rate on each LIBOR Rate Loan, and (ii) the Prime Rate on all Term Loans which are not LIBOR Rate Loans. Interest shall be computed and adjusted daily based on the actual number of days elapsed in a year of 360 days. Borrower shall pay principal outstanding under the Term Notes in sixteen (16) equal quarterly installments of $400,000, each payable commencing on the last Business Day of March, 1998 and on the last Business Day of each consecutive quarter thereafter and a final payment of the balance of all unpaid principal and accrued interest on the Termination Date for the Term Loans.

             (c) So long as no Default has occurred and is continuing, a Term Loan which is not a LIBOR Rate Loan may be converted into a LIBOR Rate Loan of at least $500,000 (and additional increments of $100,000) by written notice from Borrower to Agent and received by Agent by 2:00 p.m. (Milwaukee time) two Business Days before the requested borrowing date (such date which shall be prior to the Termination Date for Term Loans); such notice which shall specify the amount of the Term Loans to be converted and the requested Loan Period. No Term Loan conversion request shall be modified, altered or amended without the prior written consent of Agent.

        2.11 LIBOR Rate Restrictions.

             (a) Agent may require any LIBOR Rate Loans to be repaid prior to the Termination Date for Revolving Loans and may refuse to make LIBOR Rate Loans in the event Agent determines that (i) maintenance of the LIBOR Rate Loans would violate any applicable Requirements of Law, (ii) the interest rates on LIBOR Rate Loans do not accurately reflect the cost of making such Loans, or (iii) deposits in the amount of any LIBOR Rate Loan are not available to a Lender in the London interbank market.

             (b) In the event any Lender shall incur any loss, cost, expense or premium (including, without limitation, any loss of profit or loss, cost, expense or premium incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by any such Lender to fund or maintain LIBOR Rate Loans or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to such Lender), as a result of:

                  (i) any payment of any LIBOR Rate Loans on a date other than the last day of the then applicable Loan Period for any reason, whether before or after Default, and whether or not such payment is required by any provisions of this Agreement; or

                  (ii) any failure by Borrower to create, borrow, continue or effect by conversion any LIBOR Rate Loans on the date specified in a notice given pursuant to this Agreement;

        then upon the demand of such Lender, Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost, expense or premium. If a Lender requests such a reimbursement it shall provide Borrower with a certificate setting forth the computation of the loss, cost, expense or premium giving rise to the request for reimbursement in reasonable detail.

         2.12 Funding Procedures. Unless Borrower or a Lender, as the case may be, notifies Agent prior to the date on which it is scheduled to make payment to Agent, of (i) in the case of a Lender, the proceeds of a Revolving Loan, Term Loan, draw under a Letter of Credit or Commercial Paper Transaction as required hereunder or (ii) in the case of Borrower, a payment of principal, interest, fees or charges to Agent for the account of each Lender, that it does not intend to make such payment, Agent may assume that such payment has been made. Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If a Lender or Borrower, as the case may be, has not in fact made such payment to Agent, the recipient of such payment shall, on demand by Agent, repay to Agent the amount so made available by Agent until the date Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the federal funds rate for each of the first three Business Days after the date of funding (as determined by Agent) and thereafter at the interest rate applicable to the relevant Obligation, or (b) in the case of payment by Borrower, the interest rate applicable to the relevant Obligation. A statement of Agent submitted to the Company or any Lender with respect to any amounts owing under this Section 2.12 shall be conclusive, in the absence of manifest error. The failure of a Lender to make its Pro Rata share of any Revolving Loan, Term Loan or loan respecting a draw under a Letter of Credit or Commercial Paper Transaction as required hereunder shall not relieve each other Lender of its obligation to lend its Pro Rata share of such Revolving Loan, Term Loan, Letter of Credit or Commercial Paper Transaction, hereunder, and in no event shall such other Lenders or Agent be liable in any way whatsoever to Borrower for such failure of the other Lenders to make any Revolving Loan, Term Loan or loan respecting a Letter of Credit or Commercial Paper Transaction hereunder.


        SECTION 3 REPRESENTATIONS AND WARRANTIES


        In order to induce Lenders to enter into this Agreement and make and incur the Obligations as herein provided, Borrower hereby represents and warrants to Lenders as follows (any matter or item identified in any Schedule to or writing contemporaneously with this Agreement shall be deemed to have been disclosed for all purposes and all subsections under this Section 3):

        3.1 Organization, Qualification and Subsidiaries. Borrower and each of its Subsidiaries is a corporation duly organized and validly existing under the laws of the State of Wisconsin. Borrower has the corporate power and authority and all necessary licenses, permits and franchises to borrow hereunder and to own its assets and conduct its business as presently conducted. Borrower and each of its Subsidiaries is duly licensed or qualified to do business and is in good standing in all jurisdictions where it is required to be qualified and where the failure to be so qualified would have a Material Adverse Effect. All of the issued and outstanding capital stock of Borrower and each of its Subsidiaries has been validly issued and is fully paid and non-assessable, except as provided in Section 180.0622(2)(b) of the Wisconsin Statutes. Except as set forth on Schedule 3.1, (a) Borrower has no Subsidiaries, and (b) Borrower does not own, directly or indirectly, more than 1% of the total outstanding shares of any class of capital stock of any other Person.

        3.2  Financial Statements.

             (a) Borrower's year-end audited financial statements for its fiscal years ended December 31, 1995 and December 31, 1994, audited by McGladrey & Pullen, and the financial statements prepared by Borrower for the three-month period ended March 31, 1996 are accurate and complete and were prepared in accordance with GAAP (except that the interim financial statements are subject to normal year-end audit adjustments) consistently applied throughout the applicable periods, and present fairly the financial condition of Borrower as of such dates and the results of its operations and cash flows for the periods then ended. The balance sheets and footnotes thereto show all known liabilities, direct or contingent, of Borrower and its Subsidiaries as of the respective dates thereof in accordance with GAAP. There has been no Material Adverse Effect since the date of the latest of such statements. Borrower's fiscal year begins on January 1.

             (b) The financial forecasts prepared by Borrower for the fiscal year ending December 31, 1996 and furnished to Lenders by Borrower are based on information and assumptions that are accurate and reasonable as of the date hereof.

        3.3 Authorization. The making, execution, delivery and performance of this Agreement and the Related Documents by Borrower have each been duly authorized by all necessary corporate action. The valid execution, delivery and performance of this Agreement, the Related Documents and the transactions contemplated hereby and thereby, are not and will not be subject to any material approval, consent or authorization of any Government Authority. This Agreement and the Related Documents are the valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

        3.4 Absence of Conflicting Obligations. The making, execution, delivery and performance of this Agreement and the Related Documents and compliance with their respective terms do not violate or constitute a material default, breach or violation under any Requirements of Law or any material covenant, indenture, deed, lease, contract, agreement, mortgage, deed of trust, note or instrument to which Borrower is a party or by which it is bound.

        3.5 Taxes. Borrower has filed all federal, state, foreign and local tax returns which were required to be filed, except those returns for which the due date has been validly extended. Borrower has paid or made provisions for the payment of all taxes, assessments, fees and other governmental charges owed, and no tax deficiencies have been proposed, threatened or assessed against Borrower which would have a Material Adverse Effect except as contemporaneously disclosed in writing to Lenders. The federal income tax liability of Borrower has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended December 31, 1993 and there is no pending or, to the best of Borrower's knowledge, threatened tax controversy or dispute as of the date hereof which would have a Material Adverse Effect except as disclosed in Schedule 3.5.

        3.6 Absence of Litigation. Except as contemporaneously disclosed in writing to Lenders, there is no pending or, to the knowledge of Borrower, threatened litigation or administrative proceeding at law or in equity which would, if adversely determined, result in a Material Adverse Effect. To the best of Borrower's knowledge there is no threatened litigation or administrative proceeding likely to have Material Adverse Effect.

        3.7 Accuracy of Information. All information, certificates or statements given by Borrower to Lenders under this Agreement and the Related Documents were accurate, true and complete in all material respects when given, continue to be accurate, true and complete as of the date hereof, and do not contain any untrue statement or omission of a material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower which is not set forth in this Agreement, the Related Documents or other documents, certificates or statements furnished to Lenders by or on behalf of Borrower in connection with the transactions contemplated hereby and which will cause a Material Adverse Effect.

        3.8 Ownership of Property. Borrower has good and marketable title to all of its Property, including without limitation the Property reflected in the balance sheets referred to in Section 3.2. There are no Liens of any nature on any of Borrower's Property except Permitted Liens. All Property useful or necessary in Borrower's business, whether leased or owned, is in good condition, repair (ordinary wear and tear excepted) and working order and, to the best of Borrower's knowledge conforms to all applicable Requirements of Law. Borrower owns (or is licensed to use) and possesses all such material patents, trademarks, trade names, service marks, copyrights and rights with respect to the foregoing as are reasonably necessary for the conduct of the business of Borrower as now conducted and proposed to be conducted without, individually or in the aggregate, any material infringement upon rights of other Persons.

        3.9 Federal Reserve Regulations. Borrower will not, directly or indirectly use any proceeds of the Obligations to: (a) purchase or carry any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. 221, as amended); (b) extend credit to other Persons for any such purpose or refund indebtedness originally incurred for any such purpose; or (c) otherwise take or permit any action which would involve a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation of the Board of Governors of the Federal Reserve System.

        3.10 ERISA. Borrower and anyone under common control with Borrower under Section 4001(b) of ERISA is in compliance in all material respects with the applicable provisions of ERISA and: (a) no "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code has occurred; (b) no "reportable event" as defined in Section 4043 of ERISA has occurred; (c) no "accumulated funding deficiency" as defined in
   Section 302 of ERISA (whether or not waived) has occurred; (d) there are no unfunded vested liabilities of any Employee Plan administered by Borrower or its Subsidiaries; and (e) Borrower and its Subsidiaries or the plan sponsor has timely filed all returns and reports required to be filed for each Employee Plan.

        3.11 Investment Company Act. Borrower is not (a) an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Borrower Act of 1940, as amended, or (b) a "holding company" or a "subsidiary" of a "holding company" or an "affiliate of a "holding company" or a "subsidiary" of a "holding company" within the meaning of the Public Utility Holding Borrower Act of 1935, as amended.

        3.12 Foreign Assets Control Regulations. None of the transactions contemplated by this Agreement will result in a violation of any of the foreign assets control regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, or any ruling issued thereunder or any enabling legislation or Presidential Executive Order granting authority therefor, nor will the proceeds of the Loans be used by Borrower in a manner that would violate any of the foregoing.

        3.13 No Defaults. Neither Borrower nor any Subsidiary is in default under or in violation of (a) any Requirements of Law, (b) any covenant, indenture, deed, lease, agreement, mortgage, deed of trust, note or other instrument to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary is bound, or to which any Property of either Borrower or any Subsidiary is subject, or (c) any Indebtedness; or if any default or violation under Sections 3.13(a), (b) or (c) exists, it is an immaterial default or violation and the failure to cure such default or violation would not result in a Material Adverse Effect.

        3.14 Environmental Laws. Except as contemporaneously disclosed in writing to Lenders on the date hereof, the business of Borrower and each of its Subsidiaries has been operated in full compliance with all Environmental Laws and neither Borrower nor any Subsidiary is subject to any Environmental Liability relating to the conduct of its business or the ownership of its Property that would result in a Material Adverse Effect and no facts or circumstances exist which could give rise to such Environmental Liabilities that would result in a Material Adverse Effect . No notice has been served on Borrower or any Subsidiary claiming any violation of Environmental Laws, asserting Environmental Liability or demanding payment or contribution for Environmental Liability or violation of Environmental Laws.

        3.15 Labor Matters. There are no labor disputes between Borrower or any Subsidiary and any of its employees which individually or in the aggregate, if resolved in a manner adverse to Borrower or a Subsidiary, would result in a Material Adverse Effect.


             SECTION 4   CONDITIONS PRECEDENT TO OBLIGATIONS


        4.1 Initial Obligations. In addition to the terms and conditions otherwise contained herein, the obligation of Lenders to make or incur any Revolving Loans, Term Loans, or to incur obligations for Letters of Credit or Commercial Paper Transactions is conditioned on Lenders' each receiving, and Borrower covenants and agrees to deliver, prior to or on the date of Lenders' first extension of credit, each of the following items in form, detail and content satisfactory to Lenders:

             (a)  the executed  Revolving Credit Notes;

             (b)  the executed Term Notes;

             (c) a certificate of the secretary or an assistant secretary of Borrower certifying (i) an attached complete and correct copy of its bylaws; (ii) an attached complete and correct copy of resolutions duly adopted by its board of directors which have not been amended since their adoption and remain in full force and effect, authorizing the execution, delivery and performance of this Agreement and the Related Documents to which it is a party; (iii) that its articles of incorporation have not been amended since the date of the last date of amendment thereto indicated on the certificate of the secretary of state; and (iv) as to the incumbency and specimen signature of each officer executing this Agreement and all other Related Documents to which it is a party, and including a certification by another officer as to the incumbency and signature of the secretary or assistant secretary executing the certificate;

             (d)  the opinion of counsel for Borrower in  form and content
        satisfactory to   Agent;

             (e) certificates of status for Borrower and certified copies of the Articles of Incorporation for Borrower, all issued by the Office of the Secretary of State of incorporation within 30 days of the date hereof;

             (f) evidence that there are no Liens of record on the Property of Borrower other than Permitted Liens (including UCC information searches in the names of Borrower of the filing records in the offices of the Wisconsin Secretary of State and the LaCrosse County, Register of Deeds);

             (g)  the facility fee under Section 5.8(a);  and

             (h) such additional supporting documents and materials as Lenders may request.

        4.2  Subsequent Obligations.  In addition to the terms and
   conditions otherwise contained herein, the obligation of   Lenders to make
   or incur subsequent Revolving Loans or to incur subsequent obligations for Letters of Credit or Commercial Paper Transactions is subject to the satisfaction, on the date of making or incurring each such Obligation, of the following conditions:

             (a) All of the representations, warranties and acknowledgments of Borrower contained in this Agreement and the Related Documents shall be true and accurate in all material respects as if made on such date, and each request by Borrower for credit shall constitute an affirmation by Borrower that such representations, warranties and acknowledgements are then true and accurate in all material respects;

             (b) There shall not exist on such date any Default and no Default shall occur as the result of the making or incurring of such Obligation;

             (c) The amount of any Revolving Loan requested or the face amount of any Letter of Credit or Commercial Paper Transaction requested shall not exceed the Maximum Available Commitment;

             (d) If requested by Agent, Agent shall have received executed loan requests for all Revolving Loans previously requested by Borrower and the matters certified therein and herein shall have been true, correct and complete on the date thereof and shall continue to be true and correct on the date of the requested Revolving Loans, Letters of Credit, or Commercial Paper Transactions; and

             (e) Each of the Related Documents shall remain in full force and effect.


             SECTION 5   AFFIRMATIVE COVENANTS

             Borrower covenants and agrees that, from and after the date of this Agreement and until the Termination Date and the entire amount of all Obligations to Lenders are paid in full, it shall (and it shall cause its Subsidiaries to):

        5.1 Corporate Existence; Compliance With Laws; Maintenance of Business; Taxes. (a) Except to the extent permitted by Section 6.1(c), maintain its corporate existence, all material, licenses, permits, rights and franchises; (b) comply in all material respects with all Requirements of Law; (c) conduct its business substantially as now conducted; (d) pay before the same become delinquent and before penalties accrue thereon, all taxes, assessments and other government charges against it and its Property, and all other liabilities except to the extent and so long as the same are being contested in good faith by appropriate proceedings, with adequate reserves having been provided.

        5.2  Maintenance of Property; Insurance.

             (a) Keep all Property useful and necessary in its business, whether leased or owned, in good condition, repair and working order (ordinary wear and tear excepted) and from time to time make or cause to be made all needed and proper repairs, renewals, replacements, additions and improvements so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

             (b) Maintain with good, reputable and financially sound insurance underwriters insurance of such nature and in such amounts as is customarily maintained by companies engaged in the same or similar business and such other insurance as may be required by law or as may be reasonably required in writing by Agent. Borrower shall furnish copies of all such insurance policies or a certificate evidencing that Borrower has complied with the requirements of this paragraph at the request of Agent and shall provide such other evidence of insurance as may be reasonably requested by Agent. Within 90 days after the end of each fiscal year, Borrower shall deliver to Agent a schedule showing all insurance policies in force as of the end of such year, signed by an authorized officer of Borrower.

        5.3 Financial Statements. Maintain a standard and modern system of accounting in accordance with sound accounting practice, and furnish to Lenders such information respecting the business, assets and financial condition of Borrower and its Subsidiaries as any Lender may reasonably request and, without request furnish to Lenders, or, in the case of
   Subsidiaries, cause its Subsidiaries to furnish to   Lenders:

             (a) as soon as available, and in any event within 45 days after the end of each of the first three quarters of Borrower's fiscal year, the Company's Form 10-Q (prepared on a consolidated basis) as of the end of each such quarter and a comparison of actual cash flow, income and capital expenditures with amounts budgeted for such period, all in reasonable detail and certified as true, correct and complete, subject to review and normal year-end adjustments, by the chief financial officer of Borrower;

             (b)  as soon as available, and in any event within 90  days
        after the close of each fiscal year, a copy of the   Company's Form
        10-K (prepared on a consolidated and consolidating basis, provided that if the Form 10-K is not prepared on a consolidating basis, the Borrower shall furnish to each Lender, together with the Form 10-K, all financial information contained in the Form 10-K on a consolidating basis), which Form 10-K shall be accompanied by (i) the unqualified opinion of independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Agent to the effect that the statements present fairly, in all material respects, the financial position of Borrower as of the end of such year and the results of its operations and its cash flows for the year then ended in conformity with GAAP; (ii) a letter of such accountants stating that their review of the financial covenants disclosed no Default or that their review disclosed a Default and specifying the same and the action taken or proposed to be taken with respect thereto; and (iii) any supplementary comments and reports submitted by such accountants to Borrower including the management letter, if any;

             (c) as soon as available, and in any event within 45 days after the close of each fiscal year, a budget of income and expenses prepared by Borrower for the current fiscal year, based on information and assumptions that are accurate and reasonable as of the date hereof;

             (d) together with the financial statements described in Section 5.3(a) and (b), the certificate of the president or chief financial officer of Borrower to the effect that (i) a review of the activities of Borrower during such period has been made under his supervision to determine whether Borrower has observed, performed and fulfilled the covenants set forth in Sections 6.8, 6.9, 6.10 and 6.11, and (ii) no Default has occurred with respect to said covenants (or if such Default has occurred, specifying the nature thereof and the period of existence thereof and the steps, if any, being undertaken to correct the same); and

             (e) promptly upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken with respect thereto: (i) the occurrence of any Default or Event of Default, (ii) the institution of, or any materially adverse determination or development in, any litigation, arbitration proceeding or governmental proceeding involving claims against, or potential liability of, Borrower in excess of $250,000, (iii) the occurrence of a "reportable event" under, or the institution of steps by Borrower to withdraw from, or the institution of any steps to terminate, any Employee Plan as to which Borrower may have liability,
        (iv) the commencement of any dispute which might lead to the modification, transfer, revocation, suspension or termination of this Agreement or any Related Document, or (v) any event which would have a Material Adverse Effect.

   All financial statements referred to herein shall be complete and correct in all material respects and shall be prepared in reasonable detail and on a consolidated and consolidating basis in accordance with GAAP, applied consistently throughout all accounting periods.

        5.4 Inspection of Property and Records. At any reasonable time following reasonable notice, as often as may be reasonably desired and so long as an Event of Default has occurred and is continuing, at Borrower's expense, permit representatives of each Lender to visit its Property, examine its books and records and discuss its affairs, finances and accounts with its officers and independent certified public accountants (who shall be instructed by Borrower to make available to Lenders or their agents the work papers of such accountants) and Borrower shall facilitate such inspection and examination.

        5.5 Use of Proceeds. Use the entire proceeds of the Obligations as follows: (a) the Revolving Loans shall be used for general corporate purposes of Borrower and its Subsidiaries only, provided that $20,000,000 of the Revolving Loans may be used for Commercial Paper Transactions and $10,000,000 of the Revolving Loans may be used for Letters of Credit, and
   (b) the Term Loans shall be used to finance the Rainfair Transaction and the Red Ball Transaction.

        5.6 Comply With, Pay and Discharge All Notes, Mortgages Deeds of Trust and Leases. Comply with, pay and discharge all existing notes, mortgages, deeds of trust, leases, indentures and any other contractual arrangements to which Borrower is a party (including, without limitation, all Indebtedness) in accordance with the respective terms of such instruments so as to prevent any default thereunder unless Borrower, is contesting such default in good faith, and adequate reserves have been provided therefor.

         5.7 Environmental Compliance.

             (a) Maintain at all times all material permits, licenses and other authorizations required under Environmental Laws, and comply in all material respects with all material terms and conditions of the required material permits, licenses and authorizations and all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws and provide Lenders at such times as Lenders shall request completed environmental questionnaires or such other information regarding environmental matters that Agent shall reasonably request.

             (b) Notify Agent promptly upon obtaining knowledge that (i) any property previously or presently owned or operated is the subject of any environmental investigation by any Government Authority having jurisdiction over the enforcement of Environmental Laws, (ii) Borrower has been or may be named as a responsible party subject to Environmental Liability, or (iii) Borrower obtains knowledge of any Hazardous Substance located on any Property except in compliance with all Requirements of Law.

         5.8 Fees and Costs.

             (a) Pay Agent, for the ratable account of Lenders, on the date hereof, an origination fee for the Term Loans in the amount of $15,625. Pay Agent, for the ratable account of Lenders, a facility fee in consideration for the Revolving Loan Commitment made hereunder in an amount equal to $50,000 per year, payable on the date hereof and on the first and second anniversary of said date, all such amounts which shall be deemed earned upon payment thereof.

             (b) Pay Agent for, its own account, all additional costs including, without limitation, wire transfer or other charges pertaining to the transfer of funds and other operating charges pertaining to bank services.

             (c) Pay to Agent, for its own account, its standard administrative fees for Letters of Credit, and pay Agent, for the account of each of the Lenders, each such Lender's standard issuance fees for Letters of Credit, all such fees which may be adjusted from time to time in Agent's and Lenders', as the case may be, sole and absolute discretion.

             (d) Pay immediately upon receipt of an invoice the reasonable fees and expenses incurred by the Agent in connection with any inspection pursuant to Section 5.4, including, without limitation, travel and administration expenses incurred by representatives of Agent.

             (e) Pay immediately upon receipt of an invoice all reasonable fees and expenses incurred by Agent for, its own account, with respect to this Agreement, the Related Documents and the Obligations, and any amendments thereof and supplements thereto, including, without limitation, the reasonable fees of in-house and outside counsel in connection with the preparation and negotiation of this Agreement and the Related Documents (which shall not exceed $6,000 plus disbursements with respect to such negotiation and preparation), and all amendments thereto, and any waivers of the terms and provisions thereof and the consummation of the transactions contemplated herein.

             (f) Pay immediately upon receipt of an invoice all reasonable fees and expenses incurred by Agent and each Lender with respect to protection or enforcement of each Lender's rights under this Agreement and the Related Documents and with respect to the Obligations and all costs and expenses which may be incurred by each Lender with respect to a Default as provided in Section 7.2(d).

         5.9 Indemnity. Indemnify Agent and each Lender and their respective employees, officers, directors, shareholders, agents, attorneys, successors and assigns against any and all losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, costs and expenses of any kind or nature whatsoever, including without limitation reasonable attorneys' fees and expenses, incurred by them arising out of, in any way connected with, or as a result of any violation of Environmental Laws by Borrower or any of its Property as well as any cost or expense incurred in remedying such condition. The foregoing indemnity shall survive the Termination Date, the consummation of the transactions contemplated by this Agreement, the repayment of the Obligations and the invalidity or unenforceability of any term or provision of this Agreement or of the Related Documents and shall remain in effect regardless of any investigation made by or on behalf of a Lender or Borrower and the content or accuracy of any representation or warranty made under this Agreement.


             SECTION 6   NEGATIVE COVENANTS


        Borrower covenants and agrees that, from and after the date of this Agreement and until the Termination Date for the Revolving Loans and the Term Loans and until all Obligations to Lenders are paid in full, neither Borrower nor any Subsidiary shall directly or indirectly:

        6.1 Sale of Assets, Consolidation, Merger, Etc. (a) In any fiscal year of Borrower, sell, lease, transfer or otherwise dispose of Property, whether in one or in a series of transactions, having an aggregate value (at the greater of book or fair market value) in excess of 10% of Consolidated Tangible Assets as of the end of Borrower's fiscal year preceding such disposition, except for sales of inventory in the ordinary course of business and for transactions in which all or substantially all of Borrower's proceeds are used to replace assets similar to those transferred; (b) directly or indirectly, sell or transfer any Property, real or personal, used or useful in its business, and thereafter lease such property or other property which it intends to use for substantially the same purposes; or (c) consolidate or merge with or into any other Person except for a merger or consolidation of a Subsidiary with another Subsidiary or a Subsidiary with Borrower in which Borrower is the surviving entity.

        6.2 Indebtedness. Issue, create, incur, assume or otherwise become liable with respect to (or agree to issue, create, incur, assume or otherwise become liable with respect to), or permit to remain outstanding, any Indebtedness except: (a) the Obligations; (b) Indebtedness disclosed on Borrower's most recent financial statements described in Section 3.2(a), provided that such Indebtedness shall not be renewed, extended or increased; (c) Indebtedness which has been subordinated to Lenders in form and substance satisfactory to Lenders; (d) Indebtedness between Borrower and any wholly-owned Subsidiary of Borrower; (e) trade payables, accruals or other similar liabilities, other than for money borrowed, incurred or arising in the ordinary course of business; and (f) Indebtedness to the extent secured by Permitted Liens.

        6.3 Liens. Create or permit to be created or allow to exist any Lien upon or interest in any Property except Permitted Liens. For purposes herein, Permitted Liens shall mean: (a) Liens for taxes, assessments, or governmental charges, carriers', warehousemen's, repairmen's, mechanics', materialmen's and other like Liens, which are either not delinquent or are being contested in good faith by appropriate proceedings which will prevent foreclosure of such Liens, and against which adequate cash reserves have been provided; (b) easements, restrictions, minor title irregularities and similar matters which have no material adverse effect upon the ownership and use of the affected Property; (c) Liens or deposits in connection with worker's compensation, unemployment insurance, social security or other insurance or to secure customs duties, public or statutory obligations in lieu of surety, stay or appeal bonds, or to secure performance of contracts or bids, other than contracts for the payment of money borrowed, or deposits required by law as a condition to the transaction of business or other Liens or deposits of a like nature made in the ordinary course of business; (d) Liens securing Indebtedness described in Section 6.2(c), provided that the aggregate Indebtedness secured thereby shall not exceed 5% of Consolidated Tangible Assets; and (e) Liens evidenced by conditional sales, purchase money mortgages or other title retention agreements on machinery or equipment (acquired in the ordinary course of business and otherwise permitted to be acquired hereunder) which are created at the time of the acquisition of such property solely for the purposes of securing the Indebtedness incurred to finance the cost of such property, provided no such Lien shall extend to any property other than the property so acquired and identifiable proceeds and provided that the Indebtedness secured thereby shall not exceed 5% of Consolidated Tangible Assets.

        6.4 Guaranty. Guaranty or otherwise in any way become or be responsible for obligations of any other Person in excess of $200,000 for any one Person or $400,000 in the aggregate at any time outstanding, whether by an agreement to purchase the indebtedness of any other Person, or agreement for the furnishing of funds to any other Person through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution advanced or loaned) for the purpose of paying or discharging the Indebtedness of any Person, or otherwise, except for the endorsement of negotiable instruments by Borrower for deposit or collection or similar transactions in the ordinary course of business.

        6.5 Loans, Investments. Make or commit to make advances, loans, extensions of credit or capital contributions to, or purchases of any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person except: (a) to the extent the making of any such loan or investment by Borrower would not cause Borrower to violate Section 6.8; (b) accounts, chattel paper, and notes receivable created by Borrower in the ordinary course of business; (c) advances in the ordinary course of business to suppliers, employees and officers of Borrower consistent with past practices in an aggregate amount at any time outstanding of not more than $200,000 to any one individual or $400,000 in the aggregate; (d) investments in bank certificates of deposit (but only with banks having a recognized Thompson's BankWatch rating of BC or better), open market commercial paper maturing within one year having the highest rating of either Standard & Poors Corporation or Moody's Investors Services, Inc., U.S. Treasury Bills subject to repurchase agreements and short-term obligations issued or guaranteed by the U.S. Government or any agency thereof, and non-rated commercial paper issued by or through Lender; (e) investments in open-end diversified investment companies of recognized financial standing investing solely in short-term money market instruments consisting of securities issued or guaranteed by the United States government, its agencies or instrumentalities, or municipalities, time deposits and certificates of deposit issued by domestic banks or London branches of domestic banks, bankers acceptances, repurchase agreements, high grade commercial paper and the like; (f) Eurodollar certificates of deposit in a financial institution of recognized standing with a rating by Thompson's BankWatch of BC or better; (g) stock or other securities of a Subsidiary or of a corporation which is or, immediately after such investment, will be a Subsidiary; (h) loans or advances to Subsidiaries constituting general obligations of such Subsidiaries, provided such obligations shall not be subordinated to any other obligations or such Subsidiaries; and (i) purchases of or investments in bonds or other obligations issued by a municipality. Nothing in this Section 6.5 shall be deemed to prohibit Borrower from owning assets used in the ordinary course of its business, including without limitation current assets arising in the ordinary course of its business.

        6.6 Compliance with ERISA. (a) Terminate any Employee Plan so as to result in any material liability to PBGC; (b) engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Employee Plan which would result in a material liability for an excise tax or civil penalty in connection therewith; or (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any condition, which presents a risk of incurring a material liability to PBGC by reason of termination of any such Employee Plan.

        6.7 Affiliates. Permit any transaction with any Affiliate, except on terms not less favorable to Borrower than would be usual and customary in similar transactions with Persons who are not Affiliates.

        6.8 Consolidated Tangible Net Worth. Permit the sum of Consolidated Tangible Net Worth plus the goodwill resulting from the Red Ball Transaction and the Rainfair Transaction at any time to be less than the
   sum of (a)   $34,000,000 plus, on a cumulative basis (b) 50% of Borrower's
   Consolidated Net Income (only if positive) for each fiscal year ending December 31, 1996 and thereafter.

        6.9 Leverage Ratio. Permit Borrower's Leverage Ratio to be greater than: (a) 1.5 to 1 as of the end of any fiscal year; and (b) 2.5 to 1 at any other time during the 1996 and 1997 fiscal years and 2.25 to 1 at any other time during each fiscal year thereafter.

        6.10 Current Ratio. Permit the ratio of Current Assets to Current Liabilities to be less than 1.4 to 1 at any time.

        6.11 Interest Coverage Ratio. Permit the ratio of Net Income plus interest expense and depreciation expense to the interest on the Obligations to be less than 1.50 to 1, for any fiscal quarter, calculated on a four-quarter rolling basis .


             SECTION 7   EVENTS OF DEFAULT; RIGHTS AND REMEDIES


        7.1 Events of Default Defined. The occurrence of any one or more of the following shall constitute an "Event of Default":

             (a) Borrower shall (i) fail to make any payment of interest on the Notes when due, which failure shall remain uncured for a period of five days, or (ii) fail to pay any principal on the Notes or any other Indebtedness to any of the Lenders when and as the same shall become due and payable, whether upon demand, at maturity, by acceleration or otherwise;

             (b) Borrower shall fail to observe or perform any of the covenants, agreements or conditions contained in Sections 2.7(b), 5.1(a), 5.1(d), 6.1, 6.2, 6.3, 6.4, 6.8, 6.9, 6.10 and 6.11;

             (c) Borrower shall fail to observe or perform any of the other covenants, agreements or conditions contained in this Agreement or the Related Documents and such failure shall continue for thirty days after written notice to the Company;

             (d) any representation or warranty made by Borrower herein or in any Related Document, or in any certificate, document or financial statement delivered to Agent or Lenders pursuant hereto or thereto shall prove to have been incorrect in any material respect as of the time when made or given;

             (e) a final judgment (or judgments) shall be entered against Borrower which singularly or when added to any other outstanding final judgment (or judgments) against Borrower exceeds the aggregate amount of $250,000, and such judgment (or judgments) shall remain outstanding and unsatisfied, unbonded or unstayed after thirty days from the date of entry thereof;

             (f) Borrower or any of its Material Subsidiaries shall become insolvent or take or fail to take any action which constitutes an admission of inability to pay its debts as they mature, make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or a substantial part of its respective assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect;

             (g) there shall be filed against Borrower or any of its Material Subsidiaries a petition in bankruptcy, a petition for appointment of a custodian, receiver or any trustee for it or a substantial part of its respective assets in which an order for relief is entered or which remains undismissed for a period of thirty days or more; or Borrower, any of its Material Subsidiaries or by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety days or more;

             (h) Borroweror any of its Material Subsidiaries, shall default (as principal or guarantor or otherwise) either in the payment of the principal of or interest on any of its Indebtedness for borrowed money (other than that owed to Lenders) aggregating $200,000 or more, or shall default with respect to any of the provisions of any evidence of such Indebtedness or any agreement under which such evidence of Indebtedness may have been issued, and such default shall continue for more than any period of grace specified in such instrument, unless Borrower or the Material Subsidiary as the case may be, is contesting such default in good faith and Agent agrees, in its sole discretion, that Borrower or the Material Subsidiary as the case may be, is so contesting such default;

             (i) any Government Authority having jurisdiction over the enforcement of Environmental Laws or any geotechnical engineer or environmental consultant hired by Borrower shall determine that the potential uninsured liability of Borrower for damages caused by the discharge of any Hazardous Substance, including liability for real property damage or remedial action related thereto or liability for personal injury claims, exceeds $250,000 and Borrower is unable to provide for such liability in a manner reasonably acceptable to Agent;

             (j) this Agreement or any of the Related Documents shall at any time cease to be in full force and effect, or Borrower shall contest or deny any liability or obligation under, or attempt to revoke or terminate, this Agreement or any Related Document; and

             (k) any event of default occurs under that certain Note Purchase Agreement dated as of June 18, 1990 between LaCrosse Footwear, Inc. (n/k/a LaCrosse Products, Inc.) and Teacher's Insurance and Annuity Association of America, as amended.

        7.2  Remedies Upon Event of Default.

             (a) Upon the occurrence of an Event of Default specified in clauses (f) or (g) of Section 7.1, then, without presentment, notice, demand or action of any kind by Agent or Lenders, all of which are hereby waived: (i) the Revolving Loan Commitment and the obligations of Lenders to make or incur any Obligations shall automatically and immediately terminate; and (ii) the entire amount of unpaid principal of and accrued and unpaid interest on the Notes, the face amount of all outstanding Letters of Credit, the face amount of all outstanding Commercial Paper Transactions, and all other Obligations shall become automatically accelerated and immediately due and payable.

             (b) Upon the occurrence of an Event of Default specified in clauses (a), (b), (c), (d), (e), (h), (i), (j) or (k) of Section 7.1,
        Agent may, without presentment, notice, demand or action of any kind, all of which are hereby waived: (i) immediately terminate the Revolving Loan Commitment and Lenders' obligations to make or incur any Obligations, and the same shall immediately terminate; and (ii) declare the entire amount of the unpaid principal of and accrued and unpaid interest on the Notes, the face amount of all outstanding Letters of Credit, the face amount of all outstanding Commercial Paper Transactions, and all other Obligations immediately accelerated, due and payable.

             (c) If Letters of Credit or Commercial Paper Transactions are outstanding upon acceleration under Section 7.2(a) or 7.2(b), Borrower shall immediately deposit with Agent an amount equal to the undrawn face amount of all outstanding Letters of Credit and the undrawn face amount of all Commercial Paper Transactions to pay all amounts which may thereafter be drawn under the Letters of Credit and Commercial Paper Transactions.

             (d) In addition to the foregoing remedies upon the occurrence of an Event of Default and termination of the Revolving Loan Commitment, Lenders shall have all of the rights and remedies provided to Lenders by the Related Documents, at law or in equity, and no remedy herein conferred upon Lenders is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. In the event of any Default or Event of Default, Borrower shall pay all costs and expenses which may be incurred by Agent or Lenders with respect thereto, including reasonable attorneys' fees, and all such sums shall be and become a part of the Indebtedness of Borrower to Lenders. In addition to and not in lieu of any other right or remedy Lenders might have, Agent and Lenders at any time and from time to time at their election may (but shall not be required to) do or perform or comply with or cause to be done or performed or complied with anything which Borrower may be required to do or comply with and Borrower shall reimburse Agent or Lenders upon demand for any cost or expense which Agent or Lenders may incur in such respect, together with interest thereon at the rate equal to the rate payable on the Term Loans following an Event of Default from the date of such demand until paid. No failure or delay on the part of Lenders in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude other or further exercise thereof or the exercise of any other right or remedy.


             SECTION 8 MISCELLANEOUS


        8.1 Assignability; Successors. Borrower's rights and liabilities under this Agreement are not assignable in whole or in part without the prior written consent of Agent. The provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

        8.2 Survival. All agreements and representations and warranties made herein and in the Related Documents shall survive the execution and delivery of this Agreement and the Related Documents and the making of the Obligations.

        8.3 Governing Law. This Agreement and the Related Documents shall be governed by the laws of the State of Wisconsin.

        8.4 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

        8.5 Entire Agreement. This Agreement, the Exhibits and Schedules attached hereto, and the Related Documents contain the entire understanding of the parties with respect to the subject matter hereof, and supersede all other understandings, oral or written, with respect to the subject matter hereof. No statement or writing subsequent to the date hereof purporting to modify, alter or amend any portion hereof, including Borrower's obligation to pay the amount due hereunder (whether at maturity, by reason of acceleration or otherwise), shall be effective unless consented to in a writing, which makes specific reference to this Agreement, and which has been signed by the party against which enforcement thereof is sought. Any amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        8.6 No Waiver. Any action or inaction by Agent or Lenders, taken in the absence of the satisfaction of any condition imposed upon Borrower
   by this Agreement or the   Related Documents, including those imposed by
   Section 4.1 of this Agreement, shall not be deemed to constitute a waiver of any such condition by Agent or Lenders.

        8.7 Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given or made when delivered in hand, deposited in the mail, or sent by facsimile. Communications or notices shall be delivered personally or by certified or registered mail, postage prepaid, or by facsimile and addressed as follows, unless and until either of such parties notifies the other in accordance with this section of a change of address:

        if to the Borrower:      LaCrosse Footwear, Inc.
                                 1319 St. Andrew Street
                                 La Crosse, WI  54603
                                 Attn: Mr. Patrick K. Gantert
                                       President
                                 FAX (608) 782-3025

        with a copy to:          Foley & Lardner
                                 777 East Wisconsin Avenue
                                 Milwaukee, WI  53202
                                 Attn: Mr. Luke E. Sims
                                 FAX (414) 297-4900

        if to  Firstar or Agent: Firstar Bank Milwaukee, N.A.
                                 777 East Wisconsin Avenue
                                 Milwaukee, WI  53202
                                 Attn: Mr. Randy D. Olver
                                       Vice President
                                 FAX (414) 765-5062

        if to Northern:          The Northern Trust Company
                                 50 South LaSalle Street
                                 Chicago, IL 60675
                                 Attn:  Mr. Daniel R. Hintzen
                                        Vice President
                                 FAX (312) 444-7028

        if to Harris:            Harris Trust and Savings Bank
                                 111 West Monroe Street
                                 Chicago, IL 60603
                                 Attn:  Mr. Andrew K. Peterson
                                        Vice President
                                 FAX (312) 461-2591

        with copies to:          Michael, Best & Friedrich
                                 100 East Wisconsin, Suite 3300
                                 Milwaukee, WI 53202-4108
                                 Attn:  Mr. Jonathan D. Kron
                                 FAX (414) 277-0656

        8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        8.9 Further Assurances. Borrower agrees to do such further acts and things, and to execute and deliver such additional conveyances,
   assignments, agreements and instruments, as   Agent may at any time
   request in connection with the administration or enforcement of this Agreement or the Related Documents or in order better to assure and confirm unto Lenders their rights, powers and remedies hereunder.

        8.10 Conflicts and Ambiguities. In the event of any ambiguity or conflict as between the terms of this Agreement, the Related Documents or any other document executed and delivered pursuant to this Agreement, the terms of this Agreement shall control.

        8.11 Setoff.  As additional security for payment of Borrower's
   obligations hereunder, Borrower grants to   Agent, for the benefit of
   Lenders a security interest in and lien on any credit balance or other money now or hereafter owed it by each Lender. In addition, Borrower agrees that Agent or each Lender may, at any time after the occurrence of an Event of Default, without prior notice or demand, set off against any such credit balance or other money all or any part of Borrower's
   obligations hereunder.   Agent or Lenders, as the case may be, shall
   promptly provide notice to Borrower of all such setoffs effected by any such party.

        8.12 Submission to Jurisdiction.   Agent or Lenders may enforce any
   claim arising out of this Agreement or the Related Documents in any state or federal court having subject matter jurisdiction and located in Milwaukee, Wisconsin. For the purpose of any action or proceeding instituted with respect to any such claim, Borrower hereby irrevocably submits to the jurisdiction of such courts. Borrower irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to Borrower and agrees that such service, to the fullest extent permitted by law, (a) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding, and (b) shall be taken and held to be valid personal service upon personal delivery to it. Nothing herein contained shall affect the right of Agent or Lenders to serve process in any other manner permitted by law or preclude Agent or Lenders from bringing an action or proceeding in respect hereof in any other country, state or place having
   jurisdiction over such action.   Borrower hereby irrevocably waives, to
   the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any court located in Milwaukee, Wisconsin and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

        8.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO EXPRESSLY (a) ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED: (b) HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT OR ANY RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; (c) ACKNOWLEDGES THAT THE WAIVER OF THE RIGHT TO TRIAL BY JURY IS NOT EFFECTIVE UNLESS SUCH WAIVER IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY WAIVING SUCH RIGHT; (d) ACKNOWLEDGES THAT IT HAS BEEN GIVEN THE OPPORTUNITY TO CONSULT WITH COUNSEL AND OTHER ADVISORS OF ITS CHOICE, AND AFTER CONSULTING WITH SUCH COUNSEL AND ADVISORS, KNOWINGLY, VOLUNTARILY AND WITHOUT DURESS, COERCION, UNLAWFUL RESTRAINT, INTIMIDATION OR COMPULSION, ENTERS INTO THIS AGREEMENT, BASED UPON SUCH ADVICE AND COUNSEL AND IN THE EXERCISE OF ITS BUSINESS JUDGMENT; (e) ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE ACKNOWLEDGED; AND (f) ACKNOWLEDGES AND AGREES THAT IT HAS CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. BORROWER ACKNOWLEDGES AND AGREES THAT IT IS NOT RELYING ON THE OPINION OR
   ADVICE OF   AGENT OR LENDERS OR ANY OF  THEIR AGENTS OR REPRESENTATIVES IN
   ENTERING INTO THIS AGREEMENT.

        8.14 Assignments; Participations. Each Lender may at any time sell, assign or transfer to one or more banks or other entities (other than a competitor of Borrower) ("Participants") interests in any Revolving Loan or Term Loan owing to such Lender, any Note held by any such Lender, any commitment of any such Lender or any other interest of such Lender or Obligation hereunder. Borrower authorizes each Lender to disclose to any Participant and any such prospective Participant any and all financial information in such Lender's possession concerning Borrower, its Affiliates and its Subsidiaries which has been delivered to any such Lender by or on behalf of Borrower pursuant to this Agreement or which has been delivered to any such Lender by or on behalf of Borrower in connection with such Lender's credit evaluation of Borrower, its Affiliates and its Subsidiaries prior to becoming a party to this Agreement. Borrower agrees that if amounts outstanding under this Agreement or the Notes are due and unpaid, or shall have been declared to be or shall have become due and payable upon the occurrence of any Event of Default each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement or any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note.

        8.15 Materiality. Each and every agreement, representation, warranty, acknowledgment, affirmation, covenant, provision, and undertaking contained in this Agreement or the Related Documents shall be deemed to be independently material and relied upon by each of the parties.


             SECTION 9   RELATIONSHIP OF AGENT AND LENDERS


             9.1 Appointment. Firstar is hereby appointed Agent hereunder and under the Related Documents, and each Lender irrevocably authorizes Agent to act as the agent of such Lender. Agent agrees to act as such upon the express conditions contained in this Section 9. Agent shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement or the Related Documents.

             9.2 Powers. Agent shall have and may exercise such powers hereunder as are specifically delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Agent shall have no implied duties to any Lender, or any obligation to any Lender to take any action hereunder except any action specifically provided by this Agreement to be taken by Agent.

             9.3  Action on Instructions of Lenders.

                  (a) Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under the Related Documents in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on each Lender and on all holders of Revolving Credit Notes, Term Notes and all other Obligations. Agent may at any time request instructions from the Required Lenders with respect to any action or approval that, by the terms of this Agreement, Agent is permitted or required to take or to grant, and if such instructions are requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under this Agreement until it shall have received such instructions by the Required Lenders; provided, however, that Agent shall not in any event be required to comply with any instructions given it by the Required Lenders if Agent determines that such compliance would expose it to a material personal liability or is contrary to law or to the terms of this Agreement or the Related Documents, but each Lender shall in all events indemnify Agent from any action taken by it in accordance with the instructions of the Required Lenders. No Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under the Related Documents in accordance with instructions by the Required Lenders.

                  (b) Without limiting the foregoing, Agent shall not be required to take any action with respect to any Default except in accordance with Section 9.2 and this Section. Agent shall be entitled to assume that no Default has occurred and is continuing unless Agent has actual knowledge of such facts or has received notice from a Lender in writing that such Lender considers that a Default has occurred and is continuing, and which specifies the nature thereof. In the event that Agent shall acquire actual knowledge of any Default, Agent shall promptly notify (either orally or in writing) each Lender, and Borrower of such Default. If directed by the Required Lenders, Agent shall make demand under the Revolving Credit Notes, the Term Notes, the Letters of Credit, Commercial Paper Transactions and all other Obligations and take such action and assert such rights as are contemplated under this Agreement and the Related Documents.

             9.4 Amendments. The Required Lenders (or Agent with the consent in writing of the Required Lenders) and Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions of this Agreement or the Related Documents or changing in any manner the rights of the Lenders or Borrower hereunder or waiving any Default hereunder provided that; (i) no amendment or waiver pursuant to this Section 9.4 shall (A) increase the Maximum Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone any fixed date for payment of any principal of or interest on any of the Obligations or of any fee payable hereunder without the consent of each Lender; and (ii) no amendment or waiver pursuant to this Section 9.4 shall, unless signed by each Lender, change any provision of Section 9 or the definition of Required Lenders, or affect the number of Lenders required to take any action under this Agreement or the Related Documents. No amendment of any provision of this Agreement relating to Agent shall be effective without the prior written consent of Agent.

             9.5 Application of Payments. All payments of principal and interest with respect to the Obligations shall be made to Agent in immediately available funds for the ratable account of the Lenders. Agent shall promptly distribute to each Lender, Pro Rata, the amount of (a) principal and interest received by Agent, (b) each Lender's Pro Rata share of any fees, expenses or charges collected by Agent, and (c) all amounts received by Agent upon realization from the Property. Any payment in good funds to Agent for the account of a Lender hereunder shall constitute a payment by Borrower to such Lender of the amounts so paid to Agent, and any Obligations or portions thereof so paid shall not be considered outstanding for any purpose after the date of such payment in good funds to Agent. Notwithstanding the foregoing, for purposes of clause (c) above, the parties acknowledge that all amounts received by Agent upon realization of the Property shall be applied Pro Rata. All payments or prepayments of principal and interest shall be made Pro Rata. In the event any Lender shall receive from Borrower or any other source any payment of, on account of, any of the Obligations (whether pursuant to the exercise of any right of setoff, banker's lien, realization upon any security held for or appropriated to such obligation, counterclaim or otherwise) other than as provided above, then such Lender shall immediately purchase, without recourse and for cash, an interest in the obligations of the same nature held by the other Lender so that each Lender shall thereafter have a percentage interest in all of such obligations equal to the percentage interest which such Lender held in the relevant Obligations immediately before such payment; provided, if any payment so received shall be recovered in whole or in part from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Borrower specifically acknowledges and consents to the preceding sentence.

             9.6 General Immunity. Neither Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct.

             9.7 No Responsibility for Loans, Recitals, Etc. Agent shall not be responsible to the Lenders for any recitals, reports, statements, warranties or representations herein or in any Related Document or be bound to ascertain or inquire as to the truth or accuracy of the statements or reports of Borrower or any of its Subsidiaries with regard to the performance or observance of any of the terms of this Agreement.

             9.8 Employment of Agents and Counsel. Agent may execute any of its duties as Agent hereunder and under the Related Documents by or through employees, agents, and attorneys-in-fact and shall not be liable to either Lender for the default or misconduct of any such employees, agents or attorneys-in-fact selected by it with reasonable care, except as to money or securities received by it or its authorized agents. Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under the Related Documents.

             9.9 Reliance on Documents, Counsel. Agent shall be entitled to rely upon any Revolving Credit Notes, Term Notes, request for a Letter of Credit or Commercial Paper Transactions, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by Agent, which counsel may be employees of Agent.

             9.10 Inspections. At the request of the Required Lenders from time to time, Agent shall conduct its customary review of Borrower's financial and collateral records and the Property in accordance with
   Section 5.4. To assist each Lender in its own investigation of Borrower and the Property, each Lender may send representatives to accompany Agent's personnel on such inspections.

             9.11 Agent's Reimbursement and Indemnification. Each Lender agrees to reimburse and indemnify Agent Pro Rata (i) for any amounts not reimbursed by Borrower for which Agent (as Agent and not as a Lender under this Agreement) is entitled to reimbursement by Borrower under this Agreement or the Related Documents, (ii) for any other expenses incurred by Agent on behalf of Lender, in connection with the preparation, execution, delivery, administration and enforcement (including collection or disposition of Property) of this Agreement or the Related Documents and
   (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or the Related Documents or the transactions contemplated hereby or the enforcement (including collection or disposition of Property) of any of the terms hereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of Agent.

             9.12 Rights as a Lender. Firstar shall have the same rights and powers hereunder as any Lender the same as though it were not Agent, and the term "Lender" shall, unless the context otherwise indicates,
   include Agent in its individual capacity.   Firstar may accept deposits
   from, lend money to, and generally engage in any kind of banking or trust business with Borrower or any Subsidiary as if it were not Agent. Each Lender acknowledges that the other Lenders may continue to accept deposits from, lend money to, and generally engage in any kind of banking or trust business with Borrower or any Subsidiary independent of the Obligations, this Agreement or the Related Documents; provided, however, that Borrower's or any Subsidiary's obligations to each Lender from such independent banking activities shall not be secured by the Property. Notwithstanding the foregoing or Section 9.5, any fees or other income received by any Lender directly from such independent banking activities are not to be shared with any other Lender or Agent.

             9.13 Lenders Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements prepared by Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Related Documents. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Related Documents.

             9.14 Successor Agent. Agent may resign at any time by giving written notice thereof to the Lenders and Borrower, and Agent may be removed at any time with or without cause by written notice received by Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of Borrower and the Lenders, a successor Agent, which shall be subject to the consent of the Borrower, such consent which shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of Borrower and each Lender, a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $25,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder arising after the date of retirement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent hereunder and under the Related Documents.

             9.15 Noteholders. Agent may treat the payee of any Revolving Credit Note or Term Note, Letter of Credit or Commercial Paper Transaction as the holder thereof until written notice of transfer shall have been filed with Agent, signed by such payee and in form satisfactory to Agent.

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                 LACROSSE FOOTWEAR, INC.


                                 By: /s/ Patrick K. Gantert
                                    Patrick K. Gantert,
                                    President

                                 FIRSTAR BANK MILWAUKEE, N.A.


                                 By: /s/ Randy D. Olver
                                    Randy D. Olver,
                                    Vice President

                                 THE NORTHERN TRUST COMPANY


                                  By: /s/ Daniel R. Hintzen
                                    Daniel R. Hintzen,
                                    Vice President

                                 HARRIS TRUST AND SAVINGS BANK


                                  By: /s/ Catherine C. Ciolebe
                                    Catherine C. Ciolebe,
                                    Vice President

                                 FIRSTAR BANK MILWAUKEE, N.A.,
                                 as Agent
                                  By:  /s/ Randy D. Olver
                                    Randy D. Olver,
                                    Vice President

                                   EXHIBIT A-1

                              REVOLVING CREDIT NOTE

   $22,000,000                                           Milwaukee, Wisconsin
                                                                 May 31, 1996

        FOR VALUE RECEIVED, LaCrosse Footwear, Inc., a Wisconsin corporation ("Borrower"), promises to pay to the order of Firstar Bank Milwaukee, N.A., a national banking association ("Bank"), at Agent's principal office in Milwaukee, Wisconsin, or such other place as Agent may designate, in lawful money of the United States and in immediately available funds, the principal sum of Twenty-Two Million Dollars ($22,000,000), or the aggregate principal amount of all advances made to Borrower by Bank under
   Section 2.1 of the Credit Agreement (the "Loans") executed by Borrower, Bank, for itself and as agent, The Northern Trust Company, and Harris Trust and Savings Bank, an Illinois banking corporation, of even date herewith (the "Loan Agreement"), together with interest from the date hereof on the principal balance outstanding at the rate and in the manner set forth in the Loan Agreement. Subject to the provisions in the Loan Agreement with respect to acceleration, prepayment, or loan limitations, all unpaid principal with respect to the Loans, together with all accrued interest shall be due and payable in full on the Termination Date.

        All advances made by Bank to Borrower pursuant to Section 2.1 of the Loan Agreement shall be evidenced by this Note. This Note is entitled to the benefits of the Loan Agreement, together with all future amendments, modifications, waivers, supplements and replacements thereof, to which Loan Agreement reference is made for a statement of the terms and provisions under which this Note may be paid prior to its due date or by which this Note may be accelerated. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

        If any payment required under this Note is not paid when due (including the expiration of the applicable grace period) or upon the occurrence of any other Event of Default under the Loan Agreement (other than an Event of Default specified in Sections 7.1(f) or (g) of the Loan Agreement, whereupon the entire aggregate principal amount outstanding under this Note and all accrued interest thereon shall automatically become due and payable), Bank may, as provided in the Loan Agreement, and without notice to Borrower or any other entity directly, indirectly, jointly, or contingently liable for the amounts due under this Note, declare the entire aggregate principal amount outstanding under this Note and all accrued interest thereon immediately due and payable. Bank's failure to accelerate the aggregate principal amount outstanding under this Note shall not constitute a waiver of the right to exercise such option at a subsequent point in time or in the event of any subsequent Event of Default.

        Presentment, notice of dishonor and protest are hereby waived by Borrower and any endorsers of this Note. Without (i) affecting the obligation of Borrower to pay the outstanding principal balance of this Note and to observe the covenants of Borrower contained in this Note and the other Related Documents, (ii) giving notice to or obtaining the consent of Borrower or the successors or assigns of Borrower, and (iii) incurring any liability on the part of Bank, Bank may, from time to time and at its option, but only to the extent permitted under the Loan
   Agreement: (a) extend the time for payment of the amounts outstanding or due under this Note; (b) reduce the payments thereon; (c) release anyone liable for any of the amounts outstanding or due under this Note; (d) accept a renewal of this Note; (e) modify the terms and time of payment of the amounts outstanding or due under this Note; (f) join in any extension or subordination agreement; (g) take or release any security given herefor; or, (h) agree in writing with Borrower to modify the rate of interest of this Note.

        If any payment required under this Note is not paid when due (including the expiration of the applicable grace period), Borrower and any endorsers of this Note promise to pay all costs of collection incurred by Bank, including, without limitation, all attorneys' fees incurred by Bank, whether or not an action is filed to enforce this Note.

        This Note may not be modified or amended, except by an agreement in writing signed by the party against whom enforcement is sought. This Note shall be construed in accordance with, and governed by, the internal laws of Wisconsin.

        IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.

                                 LACROSSE FOOTWEAR, INC.


                                 By: _____________________
                                     Patrick K. Gantert,
                                     President

                                   EXHIBIT A-2

                              REVOLVING CREDIT NOTE

   $14,000,000                                           Milwaukee, Wisconsin
                                                                 May 31, 1996

        FOR VALUE RECEIVED, LaCrosse Footwear, Inc., a Wisconsin corporation ("Borrower"), promises to pay to the order of The Northern Trust Company, ("Bank"), at Agent's principal office in Milwaukee, Wisconsin, or such other place as Agent may designate, in lawful money of the United States and in immediately available funds, the principal sum of Fourteen Million Dollars ($14,000,000), or the aggregate principal amount of all advances made to Borrower by Bank under Section 2.1 of the Credit Agreement (the "Loans") executed by Borrower, Bank, Firstar Bank Milwaukee, N.A., a national banking association, for itself and as agent, and Harris Trust and Savings Bank, an Illinois banking corporation, of even date herewith (the "Loan Agreement"), together with interest from the date hereof on the principal balance outstanding at the rate and in the manner set forth in the Loan Agreement. Subject to the provisions in the Loan Agreement with respect to acceleration, prepayment, or loan limitations, all unpaid principal with respect to the Loans, together with all accrued interest shall be due and payable in full on the Termination Date.

        All advances made by Bank to Borrower pursuant to Section 2.1 of the Loan Agreement shall be evidenced by this Note. This Note is entitled to the benefits of the Loan Agreement, together with all future amendments, modifications, waivers, supplements and replacements thereof, to which Loan Agreement reference is made for a statement of the terms and provisions under which this Note may be paid prior to its due date or by which this Note may be accelerated. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

        If any payment required under this Note is not paid when due (including the expiration of the applicable grace period) or upon the occurrence of any other Event of Default under the Loan Agreement (other than an Event of Default specified in Sections 7.1(f) or (g) of the Loan Agreement, whereupon the entire aggregate principal amount outstanding under this Note and all accrued interest thereon shall automatically become due and payable), Bank may, as provided in the Loan Agreement, and without notice to Borrower or any other entity directly, indirectly, jointly, or contingently liable for the amounts due under this Note, declare the entire aggregate principal amount outstanding under this Note and all accrued interest thereon immediately due and payable. Bank's failure to accelerate the aggregate principal amount outstanding under this Note shall not constitute a waiver of the right to exercise such option at a subsequent point in time or in the event of any subsequent Event of Default.

        Presentment, notice of dishonor and protest are hereby waived by Borrower and any endorsers of this Note. Without (i) affecting the obligation of Borrower to pay the outstanding principal balance of this Note and to observe the covenants of Borrower contained in this Note and the other Related Documents, (ii) giving notice to or obtaining the consent of Borrower or the successors or assigns of Borrower and (iii) incurring any liability on the part of Bank, Bank may, from time to time and at its option, but only to the extent permitted under the Loan
   Agreement: (a) extend the time for payment of the amounts outstanding or due under this Note; (b) reduce the payments thereon; (c) release anyone liable for any of the amounts outstanding or due under this Note; (d) accept a renewal of this Note; (e) modify the terms and time of payment of the amounts outstanding or due under this Note; (f) join in any extension or subordination agreement; (g) take or release any security given herefor; or, (h) agree in writing with Borrower to modify the rate of interest of this Note.

        If any payment required under this Note is not paid when due (including the expiration of the applicable grace period), Borrower and any endorsers of this Note promise to pay all costs of collection incurred by Bank, including, without limitation, all attorneys' fees incurred by Bank, whether or not an action is filed to enforce this Note.

        This Note may not be modified or amended, except by an agreement in writing signed by the party against whom enforcement is sought. This Note shall be construed in accordance with, and governed by, the internal laws of Wisconsin.

        IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.

                                 LACROSSE FOOTWEAR, INC.


                                 By: _____________________
                                     Patrick K. Gantert,
                                     President

                                   EXHIBIT A-3

                              REVOLVING CREDIT NOTE

   $14,000,000                                           Milwaukee, Wisconsin
                                                                 May 31, 1996

        FOR VALUE RECEIVED, LaCrosse Footwear, Inc., a Wisconsin corporation ("Borrower"), promises to pay to the order of Harris Trust and Savings Bank, an Illinois banking corporation ("Bank"), at Agent's principal office in Milwaukee, Wisconsin, or such other place as Agent may designate, in lawful money of the United States and in immediately available funds, the principal sum of Fourteen Million Dollars ($14,000,000), or the aggregate principal amount of all advances made to Borrower by Bank under Section 2.1 of the Credit Agreement (the "Loans") executed by Borrower, Bank, Firstar Bank Milwaukee, N.A., a national banking association, for itself and as agent, and The Northern Trust Company, of even date herewith (the "Loan Agreement"), together with interest from the date hereof on the principal balance outstanding at the rate and in the manner set forth in the Loan Agreement. Subject to the provisions in the Loan Agreement with respect to acceleration, prepayment, or loan limitations, all unpaid principal with respect to the Loans, together with all accrued interest shall be due and payable in full on the Termination Date.

        All advances made by Bank to Borrower pursuant to Section 2.1 of the Loan Agreement shall be evidenced by this Note. This Note is entitled to the benefits of the Loan Agreement, together with all future amendments, modifications, waivers, supplements and replacements thereof, to which Loan Agreement reference is made for a statement of the terms and provisions under which this Note may be paid prior to its due date or by which this Note may be accelerated. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

        If any payment required under this Note is not paid when due (including the expiration of the applicable grace period) or upon the occurrence of any other Event of Default under the Loan Agreement (other than an Event of Default specified in Sections 7.1(f) or (g) of the Loan Agreement, whereupon the entire aggregate principal amount outstanding under this Note and all accrued interest thereon shall automatically become due and payable), Bank may, as provided in the Loan Agreement, and without notice to Borrower or any other entity directly, indirectly, jointly, or contingently liable for the amounts due under this Note, declare the entire aggregate principal amount outstanding under this Note and all accrued interest thereon immediately due and payable. Bank's failure to accelerate the aggregate principal amount outstanding under this Note shall not constitute a waiver of the right to exercise such option at a subsequent point in time or in the event of any subsequent Event of Default.

        Presentment, notice of dishonor and protest are hereby waived by Borrower and any endorsers of this Note. Without (i) affecting the obligation of Borrower to pay the outstanding principal balance of this Note and to observe the covenants of Borrower contained in this Note and the other Related Documents, (ii) giving notice to or obtaining the consent of Borrower or the successors or assigns of Borrower and (iii) incurring any liability on the part of Bank, Bank may, from time to time and at its option, but only to the extent permitted under the Loan
   Agreement: (a) extend the time for payment of the amounts outstanding or due under this Note; (b) reduce the payments thereon; (c) release anyone liable for any of the amounts outstanding or due under this Note; (d) accept a renewal of this Note; (e) modify the terms and time of payment of the amounts outstanding or due under this Note; (f) join in any extension or subordination agreement; (g) take or release any security given herefor; or, (h) agree in writing with Borrower to modify the rate of interest of this Note.

        If any payment required under this Note is not paid when due (including the expiration of the applicable grace period), Borrower and any endorsers of this Note promise to pay all costs of collection incurred by Bank, including, without limitation, all attorneys' fees incurred by Bank, whether or not an action is filed to enforce this Note.

        This Note may not be modified or amended, except by an agreement in writing signed by the party against whom enforcement is sought. This Note shall be construed in accordance with, and governed by, the internal laws of Wisconsin.

        IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.

                                 LACROSSE FOOTWEAR, INC.


                                 By: _____________________

                                     Patrick J. Gantert,
                                     President

                                   EXHIBIT B-1

                                    TERM NOTE


   $5,500,000                                            Milwaukee, Wisconsin
                                                                 May 31, 1996

        FOR VALUE RECEIVED, LaCrosse Footwear, Inc. a Wisconsin corporation (the "Borrower"), promises to pay to the order of Firstar Bank Milwaukee, N.A., a national banking association (the "Bank") at its main office in Milwaukee, Wisconsin or at such other place as the holder hereof may from time to time in writing designate, in lawful money of the United States of America, the principal sum of Five Million Five Hundred Thousand Dollars ($5,500,000.00), pursuant to Section 2.10 of the Credit Agreement by and among the Borrower, the Bank, for itself and as agent, The Northern Trust Company, and Harris Trust and Savings Bank, an Illinois banking corporation, dated as of the date hereof (the "Loan Agreement"), together with accrued interest and all other costs, charges and fees due thereunder.

        The undersigned further promises to pay interest on the unpaid principal amount of this Note as is outstanding under the Loan Agreement, payable at such rates and at such times, as provided in the Loan Agreement. In addition to the payments required under Section 2.10, and subject to the provisions of the Loan Agreement with respect to acceleration, prepayment or loan limitations, all unpaid principal with respect to this Note, together with accrued interest and all other costs, charges and fees, shall be due and payable in full on the Termination Date for this Note.

        This Note evidences indebtedness incurred under, and is entitled to the benefits of, the Loan Agreement, together with all future amendments, modifications, waivers, supplements and replacements thereof, to which Loan Agreement reference is made for a statement of the terms and provisions under which this Note may be paid prior to its due date or its due date accelerated.

        The Borrower hereby agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses in the event this Note is not paid when due.

        This Note is issued in and shall be governed by the laws of the State of Wisconsin.

        No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on a future occasion.

        All makers, endorsers, sureties, guarantors and other accommodation parties hereby waive presentment for payment, protest and notice of nonpayment and consent, without affecting their liability hereunder, to any and all extensions, renewals, substitutions and alterations of any of the terms of this Note and to the release of or failure by the Bank to exercise any rights against any party liable for or any property securing payment thereof.

                            LACROSSE FOOTWEAR, INC.


                            By:________________________________
                               Patrick K. Gantert,
                               President

                                   EXHIBIT B-2

                                    TERM NOTE

   $3,500,000                                            Milwaukee, Wisconsin
                                                                 May 31, 1996

        FOR VALUE RECEIVED, LaCrosse Footwear, Inc. a Wisconsin corporation (the "Borrower"), promises to pay to the order of The Northern Trust Company, (the "Bank") at its main office in Chicago, Illinois or at such other place as the holder hereof may from time to time in writing designate, in lawful money of the United States of America, the principal sum of Three Million Five Hundred Thousand Dollars ($3,500,000.00), pursuant to Section 2.10 of the Credit Agreement by and among the Borrower, the Bank, Firstar Bank Milwaukee, N.A., a national banking association, for itself and as agent, and Harris Trust and Savings Bank, an Illinois banking corporation, dated as of the date hereof (the "Loan Agreement"), together with accrued interest and all other costs, charges and fees due thereunder.

        The undersigned further promises to pay interest on the unpaid principal amount of this Note as is outstanding under the Loan Agreement, payable at such rates and at such times, as provided in the Loan Agreement. In addition to the payments required under Section 2.10, and subject to the provisions of the Loan Agreement with respect to acceleration, prepayment or loan limitations, all unpaid principal with respect to this Note, together with accrued interest and all other costs, charges and fees, shall be due and payable in full on the Termination Date for this Note.

        This Note evidences indebtedness incurred under, and is entitled to the benefits of, the Loan Agreement, together with all future amendments, modifications, waivers, supplements and replacements thereof, to which Loan Agreement reference is made for a statement of the terms and provisions under which this Note may be paid prior to its due date or its due date accelerated.

        The Borrower hereby agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses in the event this Note is not paid when due.

        This Note is issued in and shall be governed by the laws of the State of Wisconsin.

        No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on a future occasion.

        All makers, endorsers, sureties, guarantors and other accommodation parties hereby waive presentment for payment, protest and notice of nonpayment and consent, without affecting their liability hereunder, to any and all extensions, renewals, substitutions and alterations of any of the terms of this Note and to the release of or failure by the Bank to exercise any rights against any party liable for or any property securing payment thereof.

                            LACROSSE FOOTWEAR, INC.


                            By:________________________________
                               Patrick K. Gantert,
                               President

                                   EXHIBIT B-3

                                    TERM NOTE

   $3,500,000                                            Milwaukee, Wisconsin
                                                                 May 31, 1996

        FOR VALUE RECEIVED, LaCrosse Footwear, Inc. a Wisconsin corporation (the "Borrower"), promises to pay to the order of Harris Trust and Savings Bank, an Illinois banking corporation (the "Bank") at its main office in Chicago, Illinois or at such other place as the holder hereof may from time to time in writing designate, in lawful money of the United States of America, the principal sum of Three Million Five Hundred Thousand Dollars ($3,500,000.00), pursuant to Section 2.10 of the Credit Agreement by and among the Borrower, the Bank, Firstar Bank Milwaukee, N.A., a national banking association, for itself and as agent, and The Northern Trust Company, dated as of the date hereof (the "Loan Agreement"), together with accrued interest and all other costs, charges and fees due thereunder.

        The undersigned further promises to pay interest on the unpaid principal amount of this Note as is outstanding under the Loan Agreement, payable at such rates and at such times, as provided in the Loan Agreement. In addition to the payments required under Section 2.10, and subject to the provisions of the Loan Agreement with respect to acceleration, prepayment or loan limitations, all unpaid principal with respect to this Note, together with accrued interest and all other costs, charges and fees, shall be due and payable in full on the Termination Date for this Note.

        This Note evidences indebtedness incurred under, and is entitled to the benefits of, the Loan Agreement, together with all future amendments, modifications, waivers, supplements and replacements thereof, to which Loan Agreement reference is made for a statement of the terms and provisions under which this Note may be paid prior to its due date or its due date accelerated.

        The Borrower hereby agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses in the event this Note is not paid when due.

        This Note is issued in and shall be governed by the laws of the State of Wisconsin.

        No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on a future occasion.

        All makers, endorsers, sureties, guarantors and other accommodation parties hereby waive presentment for payment, protest and notice of nonpayment and consent, without affecting their liability hereunder, to any and all extensions, renewals, substitutions and alterations of any of the terms of this Note and to the release of or failure by the Bank to exercise any rights against any party liable for or any property securing payment thereof.

                            LACROSSE FOOTWEAR, INC.


                            By:________________________________
                               Patrick K. Gantert,
                               President

                                  SCHEDULE 3.1

                         SUBSIDIARIES AND STOCK OPTIONS


   NAME OF                  STATE OF       OWNERSHIP OF
   SUBSIDIARY               INCORPORATION  SHARES

   Danner Shoe               Wisconsin     100% by LaCrosse
   Manufacturing, Co.                      Footwear, Inc.

   Clintonville Products,    Wisconsin     100% by LaCrosse
   Inc.                                    Footwear, Inc.

   Hillsboro Footwear, Inc.  Wisconsin     100% by LaCrosse Footwear, Inc.

   Rainco, Inc. (to be       Wisconsin     50% by LaCrosse
   known as Rainfair, Inc.                 Footwear, Inc.

                                  SCHEDULE 3.5

                                  TAX DISPUTES

        In November 1993, the Borrower, in order to preserve its legal rights, instituted litigation against the United States in the United States Court of Federal Claims ("USFC") seeking a refund of amounts previously paid to the Internal Revenue Service ("IRS") relating to the Borrower's treatment of its LIFO inventory stemming from the Borrower's 1982 leveraged buyout. If the U.S. Government prevails in this litigation, the IRS has indicated an intention to assess the Borrower for additional tax, penalties, interest and other amounts for prior periods as a result of recalculating the Borrower's LIFO inventory reserve. The Borrower is not currently in a position to predict the outcome of the USCFC litigation. However, a recent decision of the USCFC in another case (Kohler Co. vs. United States, Case No. 94-628T, November 3, 1995) supports the principal positions taken by the IRS and the U.S. Government in the USCFC litigation. The Borrower believes that its total current exposure to the IRS with respect to this matter is not material to the Company's financial position or results of operations.